Exhibit 4.10

Execution Version

Dated 10 April 2019

$9,000,000

AMENDMENT TO FACILITY AGREEMENT

SCORPIO BARON SHIPPING COMPANY LIMITED
and
SCORPIO BRILLIANCE SHIPPING COMPANY LIMITED
as joint and several Borrowers and
SCORPIO OFFSHORE HOLDING INC.
as Original Shareholder and
AHTS HOLDCO LIMITED
as Replacement Shareholder

and

DVB BANK SE NORDIC BRANCH
as Facility Agent and as Security Agent

SUPPLEMENTAL AGREEMENT

relating to
the financing of m.v.s "SOI BARON" and "SOI BRILLIANCE"

Clause		Page

1	Definitions and Interpretation	2
2	Agreement of the Finance Parties	4
3	Conditions Precedent and Subsequent	5
4	Representations	5
5	Amendments to Facility Agreement and other Finance Documents	7
6	Security Releases	9
7	Reversal Arrangements	10
8	Power of Attorney	11
9	Further Assurance	13
10	Costs, Expenses and Payments	14
11	Notices	15
12	Counterparts	15
13	Governing Law	15
14	Enforcement	16

Schedules

Schedule 1 Conditions Precedent		18
Schedule 2 Conditions Subsequent		21
Schedule 3 DVB Conditions		22
Schedule 4 Form of Amended Facility Agreement		23

Execution

Execution Pages		24

THIS SUPPLEMENTAL AGREEMENT is made on       10     April 2019

PARTIES

(1)         SCORPIO BARON SHIPPING COMPANY LIMITED ("Borrower A") and SCORPIO BRILLIANCE SHIPPING COMPANY LIMITED ("Borrower B"), each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 as joint and several borrowers (the "Borrowers");

(2)        SCORPIO OFFSHORE HOLDING INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Original Shareholder");

(3)       AHTS HOLDCO LIMITED, a company incorporated in Bermuda with registration number 54509 and having its registered office at Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda (the "Replacement Shareholder");

(4)        DVB BANK SE NORDIC BRANCH, (as "Facility Agent") on behalf of all the "Lenders" as listed in
Schedule 1 of the Facility Agreement;

(5)        DVB BANK SE NORDIC BRANCH, (as Facility Agent); and

(6)        DVB BANK SE NORDIC BRANCH, (as Security Agent).

BACKGROUND

(A)       By the Facility Agreement, the Lenders agreed to make available to the Borrowers a dollar term loan facility of up to $9,000,000.

(B)         By the Existing Shares Security, the Original Shareholder agreed to create security over the share capital in each Borrower in favour of the Security Agent.

(C)        By the Existing Subordinated Debt Security, the Original Shareholder has agreed to the creation of Security over the Subordinated Finance Documents and the Subordinated Liabilities (as each such expression is defined in the Existing Subordinated Debt Security).

(D)       By the Existing Subordination Deed, the Original Shareholder has agreed to the subordination of the Subordinated Liabilities (as defined in the Existing Subordination Deed) to the rights of the Finance Parties under the Finance Documents.

(E)       The Original Shareholder and the Borrowers have requested the Lenders' consent to the release of the Existing Shares Security to allow for the sale of all the shares in each Borrower from the Original Shareholder to the Replacement Shareholder which, if such consent is not obtained, would constitute an Event of Default under clause 26.10 of the Facility Agreement.

(F)       The Lenders have agreed, subject to the terms and conditions of this Agreement, to inter alia, (i) the release of the Existing Shares Security, (ii) the release of the Existing Subordinated Debt Security, (iii) the release of the Existing Subordination Deed according to the terms and conditions contained therein, (iv) the share sale referred to in Recital (E) and (v) certain amendments to the Facility Agreement and the other Finance Documents, in each case subject to the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1 DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and supplemented by this Agreement and as set out in full in Schedule 4 (Form of Amended Facility Agreement).

"Amended Subordination Deed" means the Existing Subordination Deed as amended and supplemented by this Agreement.

"Conditions Precedent" means the conditions precedent set out in Clause 3.1 (Conditions
Precedent) of this Agreement.

"DVB Conditions" means the occurrence of all the events and circumstances and the provision of all the documents and evidence listed in Schedule 3 (DVB Conditions).

"DVB Conditions Date" means 31 October 2019 or such later date as may be agreed in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

"DVB Reversal Notice" shall have the meaning given to that expression in Clause 7.2 (Reversal
Mechanism).

"Effective Date" means the date on which the Conditions Precedent are fulfilled (or waived by the Lenders in writing) and which the Facility Agent notifies the Parties to be the date the amendments set out in this Agreement shall take effect.

"Existing Shares Security" means, in respect of each Borrower, a shares security dated
26 September 2017 entered into between the Original Shareholder and the Security Agent in respect of the shares in that Borrower held by the Original Shareholder.

"Existing Subordinated Debt Security" means the subordinated debt security dated 4 May
2018 entered into by the Original Shareholder with the Security Agent in respect of the
Subordinated Finance Documents (as defined therein) and the Subordinated Liabilities (as defined therein).

"Existing Subordination Deed" means the subordination deed dated 4 May 2018 made between (i) the Original Shareholder, (ii) the Borrowers and (iii) the Security Agent in respect of the Borrowers' obligations under the Finance Documents.

"Facility Agreement" means the Facility Agreement originally dated 20 September 2017 (as the same may be amended and supplemented from time to time) and made between, amongst others, (i) the Borrowers, (ii) the Lenders, (iii) the Facility Agent and (v) the Security Agent.

"Investors" means together Mackenzie and SOI.

"Mackenzie" means together Mackenzie Financial Corporation, a corporation organised and existing under the laws of Ontario for and on behalf of the funds and accounts listed at schedule A of the NAO ELOC SPA.
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"New Finance Documents" means the New Shares Security, the New Subordinated Debt
Security and the New Subordination Deed.

"New Shares Security" means a document creating Security over the share capital of each Borrower granted or to be granted by the Replacement Shareholder in favour of the Security Agent in agreed form.

"New Subordinated Debt Security" means any subordinated debt security entered or to be entered into by the Replacement Shareholder with the Security Agent in respect any Subordinated Liabilities where the Replacement Shareholder is the "Subordinated Creditor".

"New Subordination Deed" means a subordination deed entered or to be entered into by the
Replacement Shareholder and the Security Agent in agreed form.

"NAO" means Nordic American Offshore Ltd., a company incorporated in Bermuda whose registered office is at LOM Building, 27 Reid Street, Hamilton HM11, Bermuda.

"NAO / DNB RCF" means the revolving credit facility agreement originally dated 16 March
2015 and made between amongst others, (i) NAO as borrower, (ii) Blue Power Limited, (iii) the lenders listed in schedule 1 thereto (the "NAO Lenders") and (iv) DNB Bank ASA as arranger, bookrunner, facility agent and security agent, whereby the NAO Lenders agreed to make available to NAO a revolving credit facility in the amount up to $150,000,000.

"NAO ELOC SPA" means the common stock purchase agreement dated as of 29 March 2019 and entered into between NAO, Mackenzie and SOI setting out the terms upon which the Investors have agreed to purchase up to $20,000,000 of common stock in NAO.

"Party" means a party to this Agreement.

"Reversal" shall, in the case of each Borrower, have the meaning given to that expression in the SPA relating to that Borrower.

"Reversal Date" means, in the case of each Borrower, the actual date the Reversal takes effect in relation to that Borrower and such date shall be the same date for each Borrower.

"Reversal Event" shall have the meaning given to that expression in Clause 7.1 (Reversal
Events).

"Share Transfer" means, in respect of each Borrower, the transfer by the Original Shareholder of all its shares and interests in such shares and share capital of such Borrower to the Replacement Shareholder in accordance with the SPA.

"SOI" means Scorpio Offshore Investments Inc., a corporation incorporated and existing under the laws of the Marshall Islands.

"SPA" means, in respect of each Borrower, the common stock purchase agreement entered or to be entered into by the Original Shareholder as purchaser and the Replacement Shareholder and NAO setting out the terms and conditions on which the Original Shareholder shall acquire shares in NAO in exchange for the transfer of its shareholding in that Borrower to the Replacement Shareholder.

"Standby Security Documents" means the Standby Shares Security and the Standby
Subordinated Debt Security.
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"Standby Shares Security" means, in relation to each Borrower, the shares security signed or to be signed by the Original Shareholder in favour of the Security Agent in respect of the shares in that Borrower but to be left undated until the Reversal Date, in agreed form.

"Standby Subordinated Debt Security" means the subordinated debt security signed or to be signed by the Original Shareholder in favour of the Security Agent in respect of any Subordinated Finance Documents (as defined therein) and Subordinated Liabilities (as defined therein) to be left undated until the Reversal Date, in agreed form.

"Transaction Obligors" shall have the meaning given to that term in the Amended Facility
Agreement.

1.2 Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3 Application of construction and interpretation provisions of Facility Agreement

Clauses 1.2 (construction) to 1.5 (third party rights) of the Facility Agreement apply to this
Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4 Designation as a Finance Document

Each Borrower and the Facility Agent designate this Agreement as a Finance Document.

1.5 Third party rights

Save for the Finance Parties, unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2 AGREEMENT OF THE FINANCE PARTIES

2.1 Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this Agreement:

(a)
to the release of the Existing Shares Security and the Existing Subordinated Debt Security and the Share Transfer in respect of each Borrower subject to fulfilment, to the satisfaction of the Facility Agent, of the Conditions Precedent;

(b)
to amend and restate the Facility Agreement and to amend certain provisions of the Existing Subordination Deed to, amongst other things, give effect to (i) the change of control of the Borrowers, (ii) the replacement of the Existing Shares Security with the New Shares Security, (iii) the provision of the Standby Security Documents in the event a Reversal occurs, (iv) the provision of the other New Finance Documents and (v) the right of the Lenders to effect a Reversal if a Reversal Event occurs, on respectively the terms set out in the Amended Facility Agreement and in this Agreement; and

(c)	to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in paragraphs (a) and (b) above.
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2.2 Effective Date

The agreement of the Finance Parties contained in Clause 2.1 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

3 CONDITIONS PRECEDENT AND SUBSEQUENT

3.1 Conditions precedent

The agreement of the Finance Parties contained in Clause 2.1 (Agreement of the FinanceParties) is subject to:

(a)	no Event of Default or Potential Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)
the representations and warranties to be made by the Borrower, the Original Shareholder and the Replacement Shareholder pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Facility Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on behalf of the Lenders) on or before 10 April 2019 or such later date as the Facility Agent may agree with the Borrowers.

3.2 Conditions subsequent

Each Borrower undertakes to deliver or cause to be delivered all of the documents and other evidence listed in Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent (acting on behalf of the Lenders) on or before the date[s] stated in Schedule
2 (Conditions Subsequent).

4 REPRESENTATIONS

4.1 Repetition of Facility Agreement representations and warranties

Each Borrower represents and warrants to the Finance Parties that the representations in clause 17 (Representations) of the Facility Agreement would remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing and if the references to the "Finance Documents" included a reference to this Agreement.

4.2 Repetition of Finance Documents representations and warranties

The Borrowers and the Original Shareholder each represent and warrant to the Finance Parties that the representations and warranties in the Finance Documents to which it is a party would remain true and not misleading if repeated on the date of this Deed and, in the case of the Original Shareholder, on the Effective Date with reference to the circumstances now existing and with appropriate modifications to refer to this Agreement.

4.3 Replacement Shareholder representations and warranties

The Replacement Shareholder represents and warrants on the date of this Agreement and on the Effective Date:
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(a)	it is a company incorporated and validly existing in good standing under the laws of Bermuda;

(b)	it has the power to own its assets and carry on its business as it is being conducted;

(c)	the obligations expressed to be assumed by it in this Agreement and the New Finance Documents are legal, valid, binding and enforceable obligations;

(d)
the New Shares Security and the New Subordinated Debt Security will, upon execution and delivery create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective;

(e)	no third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted or to be by it;

(f)
the Transaction Security granted or to be granted by it to the Security Agent or any other Finance Party has or will when created or intended to be created have first ranking priority or such priority it is expressed to have in the New Finance Documents and is not subject to any prior ranking or pari passu ranking security;

(g)	no concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security;

(h)	the entry into and performance by it of, and the transactions contemplated by, this Agreement or the New Finance Documents do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	the constitutional documents of the Replacement Shareholder; or

(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument;

(i)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and each New Finance Document and the transactions contemplated by this Agreement and those New Finance Documents;

(j)
no limit on its powers will be exceeded as a result of the granting of security or giving of guarantees or indemnities contemplated by this Agreement or the New Finance Documents to which it is or is to be a party;

(k)	all Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement or the New Finance Documents; and

(ii)	to make this Agreement or the New Finance Documents admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect;
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(l)	the choice of governing law of this Agreement or the New Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(m)
any judgment obtained in relation to this Agreement or the New Finance Documents in the jurisdiction of the governing law of this Agreement or the New Finance Documents will be recognised and enforced in its Relevant Jurisdictions;

(n)	no:

(i)
corporate action, legal proceeding or other procedure or step described in paragraph (a) of clause 26.8 (Insolvency proceedings) of the Facility Agreement but applied to the Replacement Shareholder; or

(ii)	creditors' process described in clause 26.9 (Creditors' process) of the Facility Agreement as applied to the Replacement Shareholder,

has been taken or, to its knowledge, threatened in relation to it; and none of the circumstances described in clause 26.7 (Insolvency) of the Facility Agreement applies to it;

(o)
under the laws of its Relevant Jurisdictions it is not necessary that this Agreement or the New Finance Documents be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Agreement or the New Finance Documents or the transactions contemplated by this Agreement or the New Finance Documents such filings or registrations as the legal counsels to the Lenders may consider appropriate or desirable, which shall be arranged by the relevant legal counsel to the Lenders (with the cooperation of the Replacement Shareholder as required) and any fees in relation thereto shall be paid promptly by it on demand;

(p)
any factual information provided by it or by NAO or the Original Shareholder on its behalf for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated; and

(q)	nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

5 AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1 Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be amended and restated in the form of the Amended Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.
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5.2	Amendments to Finance Documents

With effect on and from the Effective Date:

(a)
each of the Finance Documents other than the Facility Agreement, each New Finance Document and each Standby Security Document shall be, and shall be deemed by this Agreement to be, amended and/or supplemented as follows:

(i)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(ii)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement;

(b)	the Existing Subordination Deed shall be, and shall be deemed by this Agreement to be, amended and supplemented as follows:

(i)	by amending clauses 2.3 (permitted payments), 2.4 (payment obligations continue), 2.5 (no disposal of subordinated liabilities) and 2.6 (amendments and waivers) of the Existing Subordination Deed to:

(A)
permit the release of the Borrowers from all their Liabilities (as defined in the Existing Subordination Deed) towards the Original Shareholder on the Effective Date in order to facilitate the Share Transfer in respect of each Borrower; and

(B)	to allow for the creation of new Subordinated Liabilities in the event the Reversal occurs and the Borrowers require new shareholder loans at that time from the Original Shareholder; and

(ii)
by adjusting paragraph (b) of clause 2.11 (release of subordinated liabilities) of the Existing Subordination Deed to require the continuation of the Existing Subordination Deed until the day after the Reversal Date, if it occurs, or if no Reversal Event occurs, until the Senior Discharge Date (as defined in the Existing Subordination Deed).

5.3 Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 5.1 (Specific amendments to the Facility Agreement);

(b)	in the case of the Existing Subordination Deed as amended pursuant to Clause 5.2(b) (Amendments to Finance Documents);

(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;

(d)	the Existing Subordination Deed and the applicable provisions of this Agreement will be read and construed as one document; and

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(e)
except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

5.4 Security confirmation

On the Effective Date, each Transaction Obligor confirms that:

(a)
any Security created by it under the Finance Documents extends to the obligations of the relevant Transaction Obligors under the Finance Documents as amended and as amended and restated by this Agreement;

(b)
the obligations of the Transaction Obligors under the Finance Documents as amended or amended and restated by this Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents as amended by this Agreement.

6 SECURITY RELEASES

6.1 Original Shareholder release

(a)	With effect from the Effective Date, the Security Agent:

(i)	releases the Original Shareholder from:

(A)	all Security created in its favour by the Original Shareholder; and

(B)	its undertakings in and its obligations and liabilities,

under the Existing Shares Security in respect of each Borrower and the Existing Subordinated Debt Security except for:

(1)	any obligations, liabilities claims and demands which may arise or be made before the Effective Date; and

(2)	any claims and demands which may arise after the Effective Date but are attributable to events or circumstances occurring prior to the Effective Date,

in each case, under any indemnity provided by the Original Shareholder under the Existing Shares Security in respect of each Borrower and the Existing Subordinated Debt Security, as applicable; and

(ii)
without any warranty, representation, covenant or other recourse, reassigns to the Original Shareholder, all rights and interests of every kind which the Security Agent now has to, in or in connection with the Derivative Assets (as defined in each Existing Shares Security), each Subordinated Finance Document, its Related Rights and the Subordinated Liabilities (all as defined in the Existing Subordinated Debt Security), and upon such releases and reassignments taking effect, this shall constitute notice to the relevant Borrowers that such re-assignments have taken place.
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(b)
With effect on and from the DVB Conditions Date and provided that no Reversal Event has occurred by such date, the Security Agent releases the Original Shareholder from its undertakings in and its obligations and liabilities under or in respect of the Standby Security Documents and the Existing Subordination Deed in respect of each Borrower except for:

(i)	any obligations, liabilities claims and demands which may arise or be made before such DVB Conditions Date; and

(ii)	any claims and demands which may arise after such DVB Conditions Date but are attributable to events or circumstances occurring prior to the DVB Conditions Date,

in each case, under any indemnity provided by the Original Shareholder under the Existing Subordination Deed or in respect of the Standby Security Documents in respect of each Borrower.

6.2 Replacement Shareholder release

With effect from the Reversal Date for each Borrower, the Security Agent releases the Replacement Shareholder from:

(a)	all Security created in its favour by the Replacement Shareholder; and

(b)	its undertakings in and its obligations and liabilities,

under the New Shares Security in respect of each Borrower and the New Subordinated Debt Security except for:

(i)	any obligations, liabilities claims and demands which may arise or be made before such Reversal Date; and

(ii)	any claims and demands which may arise after such Reversal Date but are attributable to events or circumstances occurring prior to such Reversal Date,

in each case, under any indemnity provided by the Replacement Shareholder under the New Shares Security in respect of each Borrower and the New Subordinated Debt Security, as applicable; and

(c)
without any warranty, representation, covenant or other recourse, reassigns to the Replacement Shareholder, all rights and interests of every kind which the Security Agent now has to, in or in connection with the Derivative Assets (as defined in each New Shares Security), each Subordinated Finance Document, its Related Rights and the Subordinated Liabilities (all as defined in the New Subordinated Debt Security, and upon such releases and reassignments taking effect, this shall constitute notice to the relevant Borrowers that such re-assignments have taken place.

7 REVERSAL ARRANGEMENTS

7.1 Reversal Events

(a)	If, following the Effective Date, a Reversal Event:

(i)	does not occur, then there shall be no Reversal in respect of either Borrower; or
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(ii)	does occur, then the provisions of Clause 7.2 (Reversal Mechanism) shall apply.

(b)	For the purposes of this Clause 7 (Reversal Arrangements), the following shall constitute a "Reversal Event":

(i)	failure to fulfil the DVB Conditions, to the full satisfaction of the Facility Agent (acting on the instructions of the Majority Lenders) by the DVB Conditions Date;

(ii)	at any time prior to the DVB Conditions Date, the occurrence of

(A)	any breach by NAO or either Investor under the NAO ELOC SPA; or

(B)
a termination of the NAO ELOC SPA by mutual consent pursuant to the second sentence of article VIII Section 8.1 without the Facility Agent's prior written consent (acting on the instructions of the Majority Lenders and with such consent not to be unreasonably withheld or delayed), unless such a termination is following satisfaction of the condition stated in paragraph 4 of Schedule 3 (DVB Conditions); or

(iii)
any failure by either Borrower to fund a Vessel's dry dock expenditure into the relevant Dry Dock Reserve Account by the date falling no later than 7 days prior to the commencement of such dry docking or paying the dry dock expenses on completion of the dry docking, it being acknowledge that each such dry dock is required to be completed prior to the DVB Conditions Date.

7.2 Reversal Mechanism

(a)
If a Reversal Event occurs, the Facility Agent may notify the Transaction Obligors in writing that (i) a Reversal Event has occurred and (ii) the Lenders require the Reversal in respect of both the Borrowers to take place (the "DVB Reversal Notice").

(b)
Immediately upon receipt of the DVB Reversal Notice, the Original Shareholder shall notify the Replacement Shareholder and NAO under each SPA that a Reversal Event has occurred and request that the Reversal in respect of both Borrowers is completed in accordance with the terms set out in the respective SPAs (the "SPA Reversal Notices").

(c)
Following the service of each SPA Reversal Notice, the Transaction Obligors shall procure that the Reversal Date in respect of each Borrower occurs, which date shall be the same date for each Borrower and shall fall within 3 Business Days following the receipt by the Replacement Shareholder and NAO of the applicable SPA Reversal Notice.

(d)
On the Reversal Date applicable to each Borrower, the Original Shareholder hereby agrees that the Standby Security Documents as they apply to each Borrower shall be dated and shall take effect on and from the time they are dated and the Original Shareholder shall procure that all the ancillary documents required to be delivered pursuant to those Standby Security Documents are delivered within the timeframes set out in such Standby Security Documents.

8 POWER OF ATTORNEY

8.1 Appointment

(a)	The Original Shareholder irrevocably appoints (with full power of substitution), effective on and from the Effective Date, the Facility Agent as its attorney-in-fact:
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(i)
to do all acts and execute or sign all documents which the Original Shareholder itself can do (including without limitation to date the Standby Security Documents as contemplated by Clause 7.2(d)) and execute in relation to the exercise of its rights and obligations under section 4.2(c) of the SPA, including, without limitation, all acts and documents necessary to notify the Replacement Shareholder and NAO that a Reversal Event has occurred and request the completion of the Reversal and to give effect to the transfer of all the shares in each Borrower to the Original Shareholder pursuant to the Reversal by such means and on such terms as the Facility Agent may determine; and

(ii)
to do all acts and things and execute or sign all documents which the Original Shareholder is obliged to do, execute or sign pursuant to section 4.2(c) of the SPA and which it has failed so to do, execute or sign immediately upon the Facility Agent's first written demand, provided that the power of attorney constituted by this paragraph (i) shall be exercisable only on and from the occurrence of a Reversal Event.

(b)	The Replacement Shareholder irrevocably appoints (with full power of substitution), effective on and from the Effective Date, the Facility Agent as its attorney-in-fact:

(i)
to do all acts and execute or sign all documents which the Replacement Shareholder itself can do and execute in relation to the exercise of its rights and obligations under section 4.1(e) of the SPA, including, without limitation, all acts and documents necessary to effect completion of the Reversal and to give effect to the transfer of all the shares in each Borrower to the Original Shareholder pursuant to the Reversal by such means and on such terms as the Facility Agent may determine; and

(ii)
to do all acts and things and execute or sign all documents which the Replacement Shareholder is obliged to do, execute or sign pursuant to section 4.1(e) of the SPA and which it has failed so to do, execute or sign immediately upon the Facility Agent's or the Original Shareholder's first written demand, provided that the power of attorney constituted by this paragraph (i) shall be exercisable only on and from the occurrence of a Reversal Event.

8.2 General power of attorney

The power of attorney constituted by Clause 8.1 (Appointment) shall be a general power of attorney for the purpose of section 10 of the Powers of Attorney Act 1971.

8.3 Ratification of actions of attorney

The Original Shareholder ratifies and confirms, and agrees to ratify and confirm, any act, deed or document which the Facility Agent (or any delegate or substitute) does or executes pursuant to its terms.

8.4 Conclusiveness of exercise

The exercise of the powers of attorney constituted by Clause 8.1 (Appointment) shall not put any person dealing with the Facility Agent (or any delegate or substitute) on enquiry whether, by its terms, the power of attorney is exercisable and the exercise by the Facility Agent (or any delegate or substitute) of its powers shall, as between the Facility Agent (or any delegate or
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substitute) and any third party, be conclusive evidence of the Facility Agent's right (or the right of any delegate or substitute) to exercise the same.

8.5 Delegation

The Facility Agent may delegate to any person or persons (including a Receiver and persons designated by him) all or any of the powers and discretions conferred on the Facility Agent by Clause 8 (Power of Attorney) and may do so on terms authorising successive sub-delegations.

8.6 Liability

Neither the Facility Agent nor any Receiver shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

8.7 Indemnity

(c)
The Original Shareholder irrevocably and unconditionally undertakes to indemnify the Facility Agent including their delegates and substitutes against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise of any of the powers conferred by the powers of attorney constituted by paragraph (a) of Clause 8.1 (Appointment).

(d)
The Replacement Shareholder irrevocably and unconditionally undertakes to indemnify the Facility Agent including their delegates and substitutes against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise of any of the powers conferred by the powers of attorney constituted by paragraph (b) of Clause 8.1 (Appointment).

9 FURTHER ASSURANCE

9.1 Further Assurance

(a)
Each Transaction Obligor shall promptly, and in any event within the time period specified by the Facility Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Facility Agent may specify (and in such form as the Facility Agent may require in favour of the Facility Agent or its nominee(s)) to implement the terms and provisions of this Agreement.

(b)
Each Transaction Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right or any kind created or intended to be created under or evidenced by the Finance Documents as amended and/or supplemented by this Agreement, the New Finance Documents and the Standby Security Documents (which may include the

13

execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security created by the Finance Documents, the New Finance Documents and the Standby Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the other Finance Parties provided by or pursuant to the Finance Documents as amended and/or supplemented by the Agreement, the New Finance Documents and the Standby Security Documents or by law;

(ii)
to confer on the Security Agent over any property and assets of any Transaction Obligor located in any jurisdiction equivalent or similar to the secured property and assets intended to be conferred by or pursuant to the Finance Documents as amended and/or supplemented by this Agreement, the New Finance Documents and the Standby Security Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the secured property and assets or to exercise any power specified in any Finance Document as amended and/or supplemented by this Agreement, the New Finance Documents and the Standby Security Documents in respect of which the Security has become enforceable; and/or

(iv)
to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the property or assets currently the subject of a Security created pursuant to the Finance Documents, the New Finance Documents and the Standby Security Documents.

(c)
Each Transaction Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents as amended and/or supplemented by this Agreement, the New Finance Documents and the Standby Security Documents.

9.2 Additional Corporate Action

At the same time as the Transaction Obligors deliver to the Facility Agent or Security Agent any document executed under this Clause 9 (Further Assurance), the Transaction Obligors shall deliver to the Facility Agent or Security Agent as applicable reasonable evidence that such Transaction Obligor's execution of such document has been duly authorised by it.

10 COSTS, EXPENSES AND PAYMENTS

10.1 Fees

The Borrowers shall pay to the Facility Agent on or prior to the Effective Date an amendment fee of $5,000 to be shared between the Lenders pro rata to their Contribution.

10.2 Payments

All amounts payable pursuant to this Agreement shall be made to the following account:
Beneficiary:	DVB Bank SE, Nordic Branch

14

Swift Code:	DVKBDEFF

Payment Reference:	Scorpio Baron Shipping Company Limited / Scorpio Brilliance Shipping Company Limited

Account with Bank:	DVB Bank SE, Frankfurt

Swift Code:	MRMDUS33

Account No:	2910064913 (in relation to Borrower A) and 2910064905 (in relation to Borrower B)

Account Name:	Scorpio Baron Shipping Company Limited / Scorpio Brilliance Shipping Company Limited

and otherwise in accordance with clause 33 (payment mechanics) of the Facility Agreement.

10.3 Other fees, costs and expenses

Clause 11 (fees) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

11 NOTICES

11.1	Clause 36 (notices) of the Facility Agreement as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

11.2	The address for notices to the Replacement Shareholder, is as follows:

AHTS Holdco Limited
c/o Scandic American Shipping Ltd. (European Branch)
Leif Weldingsvei 20
P.O.B. 56
N-3201 Sandefjord
Norway

Attn: Bjørn Giæver / Legal Department
Email: bg@scandicamerican.com with a copy to: legal@scorpiogroup.net

12 COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13 GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

15

14 ENFORCEMENT

14.1 Jurisdiction

(a)	Subject to paragraph (c) of this Clause 14.1 (Jurisdiction), the courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement.

(b)
Each Borrower, the Original Shareholder and the Replacement Shareholder accepts that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither Borrower shall and neither shall the Original Shareholder or the Replacement Shareholder argue to the contrary.

(c)
This Clause 14.1 (Jurisdiction) is for the exclusive benefit of the Finance Parties only. As a result, nothing in this Clause 14 (Enforcement) shall exclude or limit any right which any Finance Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Neither Borrower shall and neither shall the Original Shareholder or the Replacement Shareholder commence any proceedings in any country other than England in relation to a Dispute.

14.2 Service of process

(a)
Without prejudice to any other mode of service allowed under any relevant law each of the Borrowers, the Original Shareholder and the Replacement Shareholder irrevocably appoints Scorpio UK Limited at its office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (such communication to be marked if possible on the paper envelope and not on the courier packaging " "DVB Transaction" for the urgent attention of the Legal Department") to act as its agent to receive and accept on its behalf service of process in relation to any proceedings before the English courts in connection with any Finance Document and agrees that failure by a process agent to notify a Transaction Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, each Borrower (on behalf of itself and the Original Shareholder) and the Replacement Shareholder must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

14.3 Meaning of "proceedings"

In this Clause 14 (Enforcement), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

This Agreement has been executed as a Deed and delivered on the date stated at the beginning of this Agreement.
16

17

SCHEDULE 1

CONDITIONS PRECEDENT

1 Transaction Obligors (for these purposes including the Replacement Shareholder).

1.1	Copies of the certificate of incorporation and constitutional documents of each Transaction Obligor, certified as true and up to date by a director or secretary of that Transaction Obligor.

1.2
Copies of resolutions of the board of directors of each Transaction Obligor authorising the execution of each of this Agreement and, in the case of the Original Shareholder and the Replacement Shareholder, the New Security Documents and the Standby Security Documents to which it is a party.

1.3
Copies of resolutions signed by the Original Shareholder as shareholder of each Borrower approving the terms of this Agreement and the Borrowers' entry into this Agreement and, if required by applicable law, copies of resolutions of the shareholders of the Original Shareholder and the Replacement Shareholder approving the entry by such Transaction Obligor into this Agreement, the New Finance Documents and the Standby Security Documents to which it is a party.

1.4	A copy of any power of attorney under which each of this Agreement, the New Finance Documents and the Standby Security Documents is executed on behalf of each Transaction Obligor which is party to it.

1.5
Copies of all consents which any Transaction Obligor requires to enter into, or make any payment under this Agreement, the Amended Facility Agreement, the New Finance Documents and the Standby Security Documents.

2 Finance Documents

2.1	An duly executed original of this Agreement.

2.2	A duly executed original of each New Finance Document and any ancillary documents required in connection with such New Finance Document.

2.3	A duly executed original of each Standby Security Document and any ancillary documents required in connection with such Standby Security Document.

3 Share transfers

3.1
Evidence that the shares in each Borrower have been transferred by the Original Shareholder to the Replacement Shareholder in accordance with the terms of the SPA including (but not limited to) the original share certificates, copies of registers of members and share transfer forms.

4 Vessel Documents

4.1
An undertaking from NAO (in a form acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) that the dry docking expenditure due to arise in respect of the scheduled dry docking of each Vessel, which shall occur prior to the DVB Conditions Date, has been allocated from NAO's freely available liquidity as evidenced by its 2019 budget and will be funded no later than 7 days prior to the commencement of such dry docking.

18

5 SPA

5.1	A certified true copy of the fully signed SPA for each Borrower, in form and substance satisfactory to the Lenders.

6 Legal opinions

6.1
A memorandum of law from Seward & Kissel LLP, the legal advisors of the Original Shareholder and the Borrowers, confirming that (i) the share transfers in respect of the Borrowers back to the Original Shareholder following a Reversal should not be rendered unenforceable under applicable insolvency or other laws and (ii) the entry into the Standby Security Documents and their effectiveness upon the occurrence of a Reversal should not constitute a voidable preference and should not be set aside due to the operation of any applicable insolvency or other laws.

6.2	A legal opinion of Seward & Kissel LLP, the legal advisors of the Original Shareholder and the Borrowers, in respect of New York law on the SPA.

6.3
A memorandum of law from MJM Barristers & Attorneys, the legal advisors of the Replacement Shareholder and NAO, confirming that the share transfers in respect of the Borrowers back to the Original Shareholder following a Reversal should not be rendered unenforceable under applicable insolvency or other laws.

6.4	A legal opinion of Appleby, the legal advisers to the Finance Parties in respect of Bermuda law.

6.5	A legal opinion of Watson Farley & Williams LLP, the legal advisors to the Finance Parties in respect of Marshall Islands law.

6.6	A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Finance Parties, in respect of English law.

In each case, substantially in the form distributed to the Facility Agent before signing this Agreement.

7 Other documents and evidence

7.1
Evidence that the Subordinated Liabilities covered in the Existing Subordinated Debt Security have been or will, simultaneously with the Effective Date, be unconditionally and irrevocably released by the Original Shareholder.

7.2
Evidence that the NAO / DNB RCF has a final maturity date of 16 March 2020 and that there is a binding commitment on the part of the lenders thereunder to refinance the revolving credit facility under the NAO / DNB RCF and extend its final maturity date to at least 7 December 2023.

7.3	A certified true copy of the NAO ELOC SPA, together with a confirmation that the NAO ELOC SPA remains in full force and effect and all conditions for its effectiveness have been met.

7.4
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Agreement, the New Finance Documents and the Standby Security Documents or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

19

7.5
Evidence that the fees due from the Borrowers pursuant to Clause 10.1 (Fees) of this Agreement have been paid on or prior to the earlier to occur of the Effective Date and 10 April 2019 and any other costs and expenses then due from the Borrowers pursuant to Clause 10 (Costs, Expenses and Payments) of this Agreement have been paid or will be paid by the Effective Date.

7.6
Evidence that the agents referred to in Clause 14.2 (Service of process) of this Agreement have accepted their appointment as agent for service of process under this Agreement and have, where relevant, agreed to maintain and/or extend their appointment as agent for service of process under the other English law governed Finance Documents as amended by this Agreement.

7.7	All documentation required by each Finance Party in respect of the Transaction Obligors pursuant to that Finance Party's "know your customer" requirements.

20

SCHEDULE 2

CONDITIONS SUBSEQUENT

1
Delivery to the Security Agent by no later than 5 Business Days following the date of each New Shares Security a true, exact and complete copy of the share register of the Borrower to which such New Shares Security relates.

2
Evidence that the New Shares Security and the New Subordinated Debt Security in respect of each Borrower has been registered with the Registrar of Companies in Bermuda pursuant to Part V of the Bermuda Companies Act 1981 no later than 5 Business Days following the date of each New Shares Security and each New Subordinated Debt Security, as the case may be.

3
Evidence that the entry by NAO into the NAO undertaking referred in paragraph 4 (Vessel Documents) of Schedule 1 (Conditions Precedent) was duly authorised by the board of directors of NAO or as otherwise appropriate in accordance with NAO's constitutional documents and Bermudan company law and a legal opinion of Appleby, the legal advisers to the Finance Parties in respect of the due authority of NAO to enter into and the capacity of the NAO signatory to sign the NAO undertaking referred in paragraph 4 (Vessel Documents) of Schedule 1 (Conditions Precedent) to be provided no later than 5 Business Days following the Effective Date.

4
Evidence that the agents referred to in the NAO undertaking referred in paragraph 4 (Vessel Documents) of Schedule 1 (Conditions Precedent) have accepted their appointment as agent for service of process under the NAO undertaking to be provided no later than 3 Business Days following the Effective Date.

21

SCHEDULE 3

DVB CONDITIONS

1 Dry Docking

Evidence that the dry docking of each Vessel has occurred and that the actual dry dock expenditure incurred by each Borrower in respect of its Vessel prior to the DVB Conditions Date has been paid in full.

2 Subordination of shareholder loans

Copies of Subordinated Finance Documents not already provided to the Facility Agent or the Security Agent as at the Effective Date and evidence that the rights of the Subordinated Creditor under such Subordinated Finance Documents have been fully subordinated to the rights of the Finance Parties under the Finance Documents.

3 DNB Loan Extension

Evidence that the refinancing and extension of the final maturity of the NAO / DNB RCF to 6 December 2023 has unconditionally taken effect in line with the binding commitment referred to in paragraph 7.2 of Schedule 1 (Conditions Precedent).

4 NAO Equity Contribution

Evidence of the receipt by NAO of an equity contribution of at least $35,000,000 following a share issue in NAO as reduced by the amounts of any cash consideration received by NAO pursuant to the NAO ELOC SPA.

5 No Event of Default

No Event of Default has occurred on or prior to the DVB Conditions Date.
22

SCHEDULE 4

FORM OF AMENDED FACILITY AGREEMENT

~~Execution version~~
Agreed Version

US$9,000,000
FACILITY AGREEMENT

 as amended and restated by a supplemental agreement dated ________ April 2019

Dated  _____ 26 September 2017

for

SCORPIO BARON SHIPPING COMPANY LIMITED
SCORPIO BRILLIANCE SHIPPING COMPANY LIMITED
as joint and several Borrowers

with

DVB BANK SE NORDIC BRANCH
acting as Facility Agent

DVB BANK SE NORDIC BRANCH
acting as Security Agent

and

DVB BANK SE
acting as Account Bank

relating to the financing of
m.v.s "SANKO BARON" and "SANKO BRILLIANCE"

Index

Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		24
2	The Facility	24
3	Purpose	24
4	Conditions of Drawdown	25
Section 3 Drawdown		26
5	Drawdown	26
Section 4 Repayment, Prepayment and Cancellation		28
6	Repayment	28
7	Prepayment and Cancellation	29
Section 5 Costs of Drawdown		31
8	Interest	31
9	Interest Periods	32
10	Changes to the Calculation of Interest	33
11	Fees	34
Section 6 Additional Payment Obligations		36
12	Tax Gross Up and Indemnities	36
13	Increased Costs	40
14	Other Indemnities	42
15	Mitigation by the Finance Parties	44
16	Costs and Expenses	45
Section 7 Representations, Undertakings and Events of Default		46
17	Representations	46
18	Information Undertakings	51
19	Financial Covenants	55
20	General Undertakings	55
21	Insurance Undertakings	61
22	MOA Undertakings	66
23	Post-Delivery Vessel Undertakings	67
24	Security Cover	72
25	Accounts and Application of Earnings	74
26	Events of Default...	75
Section 8 Changes to Parties		81
27	Changes to the Lenders	81
28	Changes to the Transaction Obligors	85
Section 9 The Finance Parties		87
29	The Facility Agent and the Reference Banks	87
30	The Security Agent	97
31	Conduct of Business by the Finance Parties	111
32	Sharing among the Finance Parties	111
Section 10 Administration		113
33	Payment Mechanics	113
34	Set-Off	116
35	Bail-in	116
36	Notices	116
37	Calculations and Certificates	118
38	Partial Invalidity	119
39	Remedies and Waivers	119
40	Settlement or Discharge Conditional	119
41	Irrevocable Payment	119
42	Amendments and Waivers	119
43	Confidential Information	121
44	Confidentiality of Funding Rates and Reference Bank Quotations	125

45	Joint and Several Liability of the Borrowers	126
46	Counterparts	128
Section 11 Governing Law and Enforcement		129
47	Governing Law	129
48	Jurisdiction of English Courts	129

Schedules

Schedule 1 The Parties	130
Part A The Borrowers	130
Part B The Original Lenders	131
Part C The Servicing Parties	132
Schedule 2 Conditions Precedent and Subsequent	133
Part A Conditions precedent to Initial Drawdown Request	133
Part B CONDITIONS PRECEDENT TO Disbursement	136
Part C Conditions Subsequent	138
Schedule 3 Requests	139
Part A Drawdown Request	139
Part B Selection Notice	141
Schedule 4 Form of Transfer Certificate	142
Schedule 5 Form of Assignment Agreement	145
Schedule 6 Timetables	147

Execution

Execution Pages	148

THIS AGREEMENT is made on    26 September 2017 and amended and supplemented pursuant to a supplemental agreement dated       April 2019

PARTIES

(1)
SCORPIO BARON SHIPPING COMPANY LIMITED ("Borrower A") and SCORPIO BRILLIANCE SHIPPING COMPANY LIMITED ("Borrower B"), each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro Marshall Islands, MH96960 as joint and several borrowers (the "Borrowers")

(2)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(3)	DVB BANK SE NORDIC BRANCH as agent of the other Finance Parties (the "Facility Agent")

(4)	DVB BANK SE NORDIC BRANCH as security agent for the Creditor Parties (the "Security Agent")

(5)	DVB BANK SE acting through its office at Platz der Republik 6, 60325, Frankfurt/Main, Germany as account bank (the "Account Bank")

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Account Bank" means DVB Bank SE acting through its office at Platz der Republik 6, 60325, Frankfurt/Main, Germany.

"Accounts" means:

(a)	the Earnings Accounts;

(b)	the Dry Dock Reserve Account; and

(c)
with the express written consent of the Facility Agent, any other accounts opened by a Borrower with the Account Bank, the Facility Agent or the Security Agent for the purposes of the Finance Documents.

"Account Security" means a document creating Security over any Account in agreed form.

"Advance" means a borrowing of all or part of a Tranche under this Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Amendment Agreement" means the amendment agreement to this Agreement made between the Parties, the Original Shareholder and the Replacement Shareholder and dated        April 2019.

"Approved Broker" means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders (such approval and authorisation not to be unreasonably withheld or delayed).

"Approved Classification" means, in relation to a Vessel, as at the date of this Agreement, +A1, (E), Offshore Support Vessel, AH, Towing Vessel, Firefighting Vessel Class 1, +DPS2, +ACCU, +AMS with the Approved Classification Society.

"Approved Classification Society" means, in relation to a Vessel, as at the date of this Agreement, American Bureau of Shipping or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Lenders (such approval and authorisation not to be unreasonably withheld or delayed).

"Approved Commercial Manager" means, in relation to a Vessel, as at the date of this Agreement, Petro Services Shipmanagement SAM a company incorporated in Monaco with registered number 17S07317 whose registered office is at 20 avenue de Fontvieille, Monaco or any other person approved in writing by the Facility Agent, acting with the authorisation of the Lenders as the commercial manager of the Vessel (such approval and authorisation not to be unreasonably withheld or delayed).

"Approved Flag" means, in relation to a Vessel, the Republic of the Marshall Islands, the Republic Liberia or such other flag approved in writing by the Facility Agent, acting with the authorisation of the Lenders (such approval and authorisation not to be unreasonably withheld or delayed).

"Approved Manager" means, in relation to a Vessel, the Approved Commercial Manager and/or the Approved Technical Manager.

"Approved Technical Manager" means, in relation to a Vessel, as at the date of this Agreement, OSM Maritime AS, a company incorporated in Norway with registered number 915783562 whose registered office is at Svinoddveien 12, N-4836 Arendal, Norway or any other person approved in writing by the Facility Agent, acting with the authorisation of the Lenders, as the technical manager of the Vessel (such approval and authorisation not to be unreasonably withheld or delayed).

"Approved Valuer" means Fearnley Offshore AS, IHS and Clarksons Valuations Limited (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means, in relation to each Tranche, the period from and including the date of this Agreement to and including the earlier of:

(a)	the Delivery Date of the relevant Vessel;

(b)	the cancellation date under the relevant MOA (including any extension period); and

(c)	29 September 2017,

or such other date as agreed between the Borrowers and the Facility Agent, acting with the authorisation of the Lenders.

Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Drawdown, the amount of its participation in any Advance that is due to be made on or before the proposed Drawdown Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Oslo, Monaco, Frankfurt and:

(a)	(in relation only to any date for payment or purchase of dollars) New York;

(b)	(in relation only to any date for the fixing of an interest rate using LIBOR) London;

(c)	(in relation only to a Drawdown Date) Rotterdam.

"Cash Sweep Period" means, with respect to a Vessel, the period starting on the relevant Drawdown Date and ending on the date falling 3 years following such Drawdown Date.

"Charter" means any charter relating to a Vessel, or other contract for its employment, whether or not already in existence.

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

"Closing Date" means the date on which this Agreement is executed by all the Parties. "Code" means the US Internal Revenue Code of 1986.

"Commercial Management Agreement" means the agreement entered into between each Borrower and the Approved Commercial Manager regarding the commercial management of a Vessel.

"Commitment" means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Confidential Information" means all information relating to any Transaction Obligor, any related entity or any of its Affiliates, the Finance Documents or the Facility of which a

Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Transaction Obligor, any related entity, any of its Affiliates, or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Transaction Obligor, any related entity, any of its Affiliates, or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any Transaction Obligor, any related entity, any of its Affiliates, or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Transaction Obligor, any related entity, any of its Affiliates, and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Corresponding Debt" means any amount, other than any Parallel Debt, which a Borrower owes to a Creditor Party under or in connection with the Finance Documents.

"Creditor Party" means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Delivery Date" means, in relation to a Vessel, the date on which that Vessel is delivered by the Seller to the relevant Borrower pursuant to the relevant MOA.

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Borrower; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Borrower preventing that, or any other, Party or, if applicable, any Borrower:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Borrower in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Borrower whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Drawdown" means a drawdown of the Facility.

"Drawdown Date" means the date of a drawdown, being the date on which the relevant Advance is to be made.

"Drawdown Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

"Dry Dock Reserve Account" means an account in the name of the Borrowers with the Account Bank with account number 2910064719.

"Dry Dock Reserve Amount" means US$ 3,600,000.

"DVB Conditions" means the occurrence of all the events and circumstances and the provision of all the documents and evidence listed in Schedule 3 (DVB Conditions) of the Amendment Agreement.

"DVB Conditions Date" means 30 October 2019 or such later date as may be agreed in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

"Earnings" means, in relation to a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Vessel, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Vessel for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Vessel;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)
if and whenever that Vessel is employed on terms whereby any moneys falling within sub-paragraphs (i) to (vii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Vessel.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Earnings Account" means:

(a)	in relation to Borrower A, an account in the name of Borrower A with the Account Bank with account number 2910064913;

(b)	in relation to Borrower B, an account in the name of Borrower B with the Account Bank with account number 2910064905.

"Effective Date" shall have the meaning given to that expression in the Amendment Agreement.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)
any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which that Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or that Vessel and/or any Borrower and/or any operator or manager of that Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Borrower and/or any operator or manager of that Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

"Excess Earnings" shall have the meaning given in Clause 25.5 (Excess Earnings).

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Facility Agent and the Security Agent and any Borrower setting out any of the fees referred to in Clause 11 (Fees).

"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	any Drawdown Request;

(d)	any Security Document;

(e)	any Subordination Deed;

(f)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(g)	any other document designated as such by the Facility Agent and the Borrowers.

"Finance Party" means the Facility Agent, the Security Agent, the Account Bank or a Lender.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)
the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing (which, for the avoidance of doubt, does not include trade payables permitted in accordance with clause 20.15 (Expenditure));

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (f) above.

"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.4 (Cost of funds).

"General Assignment" means, in relation to a Vessel, the general assignment creating Security over:

(a)	its Earnings, its Insurances and any Requisition Compensation; and

(b)	any Charter relating to that Vessel or other contract for its employment having a fixed duration of 12 months or more and any related Charter Guarantee;

in agreed form.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Insurances" means, in relation to a Vessel:

(a)
all policies and contracts of insurance, including entries of that Vessel in any protection and indemnity or war risks association, effected in relation to that Vessel, the Earnings or otherwise in relation to that Vessel whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate rounded which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan,

each as of the Specified Time for dollars.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December
2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under any applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void, defences of set off or counterclaim;

(c)	similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and

(d)
any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion supplied to the Agent as a condition precedent under this Agreement on or before the first Drawdown Date.

"Lender" means:

(a)	any Original Lender; and

(b)	any bank or financial institution which has become a Party in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LIBOR" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"LMA" means the Loan Market Association.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means an Advance, a Tranche or any other part of the Loan as the context may require.

"Major Casualty" means any casualty to the Vessel in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$250,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means a Technical Management Agreement or a Commercial Management Agreement.

"Manager's Undertaking" means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against each Vessel and each Borrower to the rights of the Finance Parties and assigning the rights and interests of the Approved Technical Manager and the Approved Commercial Manager in the Insurances to the Finance Parties in agreed form.

"Margin" means 2.75 per cent. per annum.

"Market Value" means, in relation to a Vessel or any other vessel, at any date, the market value of that Vessel or vessel determined in accordance with Clause 24.7 (Provision of valuations) and prepared:

(a)	unless otherwise specified, as at a date not more than 14 days previously;

(b)	by an Approved Valuer or Approved Valuers;

(c)	with or without physical inspection of that Vessel or vessel (as the Facility Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter,

after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Borrower; or

(b)	the ability of any Borrower to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Maturity Date" means, in relation to each Tranche, the date falling 5 years after the relevant Drawdown Date.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"MOA" means each of:

(a)	the memorandum of agreement dated 19 September 2017 and made between (i) Borrower A as buyer and (ii) the Seller for the purchase of Vessel A; and

(b)	the memorandum of agreement dated 19 September 2017 and made between (i) Borrower B as buyer and (ii) the Seller for the purchase of Vessel B.

"Mortgage" means, in relation to a Vessel, the first preferred ship mortgage on that Vessel in agreed form.

"NAO" means Nordic American Offshore Ltd., a company incorporated in Bermuda whose registered office is at LOM Building, 27 Reid Street, Hamilton HM11, Bermuda.

"Original Jurisdiction" means, in relation to a Borrower, the jurisdiction under whose laws that Borrower is incorporated as at the date of this Agreement.

"Original Shareholder" means Scorpio Off-Shore Holding Inc, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which a Borrower owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Permitted Charter" means, in relation to a Vessel, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 18 months plus a redelivery allowance of not more than 30 days;

(c)	which is entered into on bona fide arm's length terms at the time at which that Vessel is fixed; and

(d)	in relation to which not more than two months' hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (such approval and authorisation not to be unreasonably withheld or delayed).

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)
any Financial Indebtedness (including any loan or other credit support constituting Financial Indebtedness from the Shareholder) that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to any Subordination Deed or otherwise and which is, in the case of any such Financial Indebtedness of the Borrowers, the subject of Subordinated Debt Security.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice;

(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading; and

(f)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Vessel and not as a result of any default or omission by any Borrower and subject, in the case of liens for repair or maintenance, to Clause 23.15 (Restrictions on chartering, appointment of managers etc.); and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

"Potential Event of Default" means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed, but only to the extent that transactions with such person would be prohibited or restricted for a Transaction Obligor, a Finance Party or any other person resident in or otherwise subject to the jurisdiction of the United States, the United Kingdom or the European Union.

"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).

"Purchase Price" means, in relation to each Vessel, the total price of US$4,800,000 payable for that Vessel under clause 1 of the MOA.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Bank Quotation" means any quotation supplied to the Facility Agent by a Reference Bank.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	if:

(i)	the Reference Bank is a contributor to the Screen Rate; and

(ii)	it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

"Reference Banks" means the principal London offices of any three banks from the ICE LIBOR panel or such other entities as may be appointed by the Facility Agent in consultation with the Borrower.

"Relevant Interbank Market" means the London interbank market.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 17 (Representations) except Clause 17.10 (Insolvency), Clause 17.11 (No filing or stamp taxes), Clause 17.12 (Deduction of Tax) and Clause 17.16 (No proceedings pending or threatened), Clause 17.23 (Compliance with Environmental Laws), Clause 17.24 (No Environmental Claim), Clause 17.26 (ISM and ISPS Code Compliance) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Replacement Shareholder" means AHTS Holdco Limited, a company incorporated in Bermuda whose registered office is at Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means in relation to a Vessel:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Vessel (including any hijacking or theft) by any person whatsoever.

"Requisition Compensation" includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of the Vessel owned by it in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Reversal" shall have the meaning given to that expression in the SPA.

"Reversal Date" means the actual date the Reversal irrevocably takes effect and such date shall be the same date for each Borrower.

"Reversal Event" shall have the meaning given to that expression in clause 7.1 (Reversal Events) of the Amendment Agreement.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America; or

(b)
otherwise imposed by any law or regulation or Executive Order by which any Transaction Obligor or any Finance Party is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Transaction Obligor or Finance Party including, without limitation, laws or regulations or Executive Orders restricting loans to investments in, or the exports of assets to, foreign countries or entities doing business there, provided that such laws, regulations, sanctions, embargoes, freezing provisions, prohibitions or restrictive measures shall be applicable only to the extent such laws, regulations, sanctions, embargoes or restrictive measures are not in conflict with the laws of the United States of America.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Creditor Party under or in connection with each Finance Document.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Document" means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Account Security;

(e)	any Manager's Undertaking;

(f)	any Subordinated Debt Security;

(g)	the Standby Shares Security;

(h)	the Standby Subordinated Debt Security;

(i)	~~(g)~~any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(j)	~~(h)~~any ~~other~~ document designated as such by the Facility Agent and the Borrowers.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Creditor Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Creditor Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Creditor Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Creditor Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

"Seller" means Far East Offshore AS, a private limited liability company incorporated under the laws of Norway with registered address at Dronning Mauds gate 3, 0250 Oslo, and with business registration number 996 126 161.

"Servicing Party" means the Facility Agent or the Security Agent.

~~"Shareholder" means Scorpio Off-Shore Holding Inc, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro Marshall Islands, MH96960.~~

"Shareholder" means, for each Borrower, for the period up to the Effective Date, the Original Shareholder and then for so long as no Reversal has occurred, the Replacement Shareholder and on and from the Reversal Date applicable to each Borrower, the Original Shareholder.

"Shares Security" means a document creating Security over the share capital in each Borrower in agreed form.

"Share transfer" means, in respect of each Borrower, the transfer by the Original Shareholder of all its shares and interests in such shares and share capital of such Borrower to the Replacement Shareholder in accordance with the SPA.

"SPA" means, in respect of each Borrower, the common stock purchase agreement entered or to be entered into by the Original Shareholder as purchaser and the Replacement Shareholder and NAO setting out the terms and conditions on which the Original Shareholder shall acquire shares in NAO in exchange for the transfer of its shareholding in that Borrower to the Replacement Shareholder.

"Specified Time" means a day or time determined in accordance with Schedule 6 (Timetables).

"Standby Shares Security" means, in relation to each Borrower, the shares security signed or to be signed by the Original Shareholder in favour of the Security Agent in respect of the shares in that Borrower but to be left undated until the Reversal Date applicable to that Borrower, in agreed form.

"Standby Subordinated Debt Security" means the subordinated debt security signed or to be signed by the Original Shareholder in favour of the Security Agent in respect of any Subordinated Finance Documents (as defined therein) and Subordinated Liabilities (as defined therein) to be left undated until the Reversal Date applicable to the Borrowers, in agreed form.

"Standby Security Documents" means the Standby Shares Security and the Standby Subordinated Debt Security.

"Subordinated Creditor" means:

(a)	a Transaction Obligor; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by a Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

"Subordinated Loan Agreement" means any loan agreement made or to be made between (i) a Borrower and (ii) a Subordinated Creditor.

"Subordination Deed" means a subordination deed entered into or to be entered into by each Subordinated Creditor and the Security Agent in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Technical Management Agreement" means the agreement entered into between each Borrower and the Approved Technical Manager regarding the technical management of a Vessel.

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Commitments" means the aggregate of the Commitments, being US$9,000,000 at the date of this Agreement.

"Total Loss" means, in relation to a Vessel:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Vessel; or

(b)	any Requisition of that Vessel unless that Vessel is returned to the full control of the relevant Borrower within 60 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Vessel:

(a)	in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with its Vessel's insurers in which the insurers agree to treat that Vessel as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Tranche" means Tranche A or Tranche B.

"Tranche A" means that part of the Loan made or to be made available to Borrower A to finance part of the purchase price of Vessel A in a principal amount not exceeding US$4,500,000.

"Tranche B" means that part of the Loan made or to be made available to Borrower B to finance part of the purchase price of Vessel B in a principal amount not exceeding US$4,500,000.

"Transaction Document" means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	each MOA;

(d)	any Charter; ~~or~~

(e)	the SPA; or

(f)	~~(e)~~any other document designated as such by the Facility Agent and the Borrowers.

"Transaction Obligor" means a Borrower ~~or the Shareholder.~~and:

(a)	on and from the Effective Date and up to the Reversal Date, the Replacement Shareholder; and

(b)	the Original Shareholder after the Reversal Date.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"US" means the United States of America.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"VAT Group" means two or more companies or limited liability partnerships which register as a single taxable entity for VAT purposes.

"Vessel" means each of Vessel A and Vessel B.

"Vessel A" means the vessel "SANKO BARON" with IMO No. 9427744 which is to be purchased by Borrower A under the relevant MOA and which, on delivery, is to be registered in the name of Borrower A under the Approved Flag.

"Vessel B" means the vessel "SANKO BRILLIANCE" with IMO No. 9427756 which is to be purchased by Borrower B under the relevant MOA and which, on delivery, is to be registered in the name of Borrower B under the Approved Flag.

"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule ; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Account Bank", the "Facility Agent", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Creditor Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)	a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security

Document or Transaction Document or other agreement or instrument as amended or novated;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(xi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to Bergen time;

(xiv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 21 (Insurance Undertakings), approved in writing by the Facility Agent;

"excess risks" means, in respect of a Vessel, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Vessel in consequence of its insured value being less than the value at which that Vessel is assessed for the purpose of such claims;

"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause 21 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83)(1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls)(1/10/83).

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or

(b)
in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to Clause 42.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate, Affiliate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.10 (Exclusion of liability), Clause 29.19 (Role of Reference Banks), Clause 29.20 (Third Party Reference Banks) or paragraph (b) of Clause 30.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in two Tranches in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	PURPOSE

3.1	Purpose

The Borrowers shall apply all amounts borrowed by them under the Facility only for the purpose of financing part of the purchase price of the Vessels in an aggregate principal amount not exceeding the lower of:

(a)
100 per cent. of the Market Value of the Vessels (as determined not earlier than three weeks before the Drawdown Date and not later than one week before the Drawdown Date, unless otherwise agreed by the Facility Agent) and

(b)	US$9,000,000.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF DRAWDOWN

4.1	Conditions precedent to delivery of a Drawdown Request

The Borrowers may not deliver a Drawdown Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Facility Agent.

4.2	Conditions precedent to release of an Advance

The Facility Agent shall only be obliged to release an Advance to the Seller on the relevant Delivery Date if:

(a)	on that Delivery Date and before an Advance is released:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;

(b)
on that Delivery Date, the Facility Agent has received, or is satisfied that it will receive when the relevant Vessel is delivered to the relevant Borrower under the relevant MOA, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Facility Agent (acting on the instructions of all the Lenders).

4.3	Conditions subsequent

Save in the case of documentary evidence which must be provided on the relevant Delivery Date (as a same day condition subsequent) that the relevant Mortgage has been duly recorded on that Delivery Date (as required under paragraph 1(a) of Part C of Schedule 2 (Conditions Precedent and Subsequent), the Borrowers undertake to deliver or cause to be delivered to the Facility Agent within ten Business Days after that Delivery Date, (such period may be extended by the Facility Agent in its reasonable discretion), the additional documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Facility Agent.

4.4	Notification of satisfaction of conditions precedent

(a)
The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent and subsequent referred to in Clause 4.1 (Conditions precedent to delivery of a Drawdown Request), Clause 4.2 (Conditions precedent to release of an Advance) and Clause 4.3 (Conditions subsequent).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.5	Waiver of conditions precedent

If the Lenders, at their discretion, permit any Advance to be released before any of the conditions precedent referred to in Clause 4 (Conditions of Drawdown) or Clause 4.2 (Conditions precedent to release of an Advance) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Drawdown Date or Delivery Date (as applicable) or such later date as the Facility Agent, acting with the authorisation of the Lenders, may agree in writing with the Borrowers.

SECTION 3

DRAWDOWN

5	DRAWDOWN

5.1	Delivery of a Drawdown Request

The Borrowers may utilise the Facility by delivery to the Facility Agent of a duly completed Drawdown Request not later than the Specified Time.

5.2	Completion of a Drawdown Request

(a)	Each Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Tranche to be utilised;

(ii)	the proposed Drawdown Date is a Business Day within the relevant Availability Period;

(iii)	the currency and amount of the Drawdown comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Drawdown Request may be delivered under each of Tranche.

5.3	Currency and amount

(a)	The currency specified in a Drawdown Request must be dollars.

(b)
The amount of the each proposed Advance must be an amount which is the lesser of (i) the Available Facility, (ii) the relevant Tranche; and (iii) 100 per cent. of the Market Value of the relevant Vessel as determined not earlier than three weeks before the relevant Drawdown Date and not later than one week before the relevant Drawdown Date.

(c)	The amount of the proposed Advance must be an amount which is no more than the Total Commitment.

(d)
The amount of the proposed Advance must be an amount which would not oblige the Borrowers to provide additional security or prepay part of the Advance if the ratio set out in Clause 24 (Security Cover) were applied and notice was given by the Facility Agent under Clause 24.1 (Minimum required security cover) immediately after the relevant Advance was made.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Drawdown Date through its Facility Office.

(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Commitment to the Total Commitments immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period shall then be cancelled.

5.6	Payment to third parties

The Facility Agent shall, on each Drawdown Date, pay to, or for the account of, the Borrower which is to utilise the relevant Advance the amounts which the Facility Agent receives from the Lenders in respect that Advance. That payment shall be made in like funds as the Facility Agent receives from the Lenders in respect of the relevant Advance to the account of the Seller which the Borrowers specify in the relevant Drawdown Request.

5.7	Disbursement of Advance

Payment by the Facility Agent under Clause 5.6 (Payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's participation in that Advance.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

The Borrowers shall repay the Loan as follows:

(a)
Tranche A shall be repaid by (i) 4 equal consecutive quarterly instalments, each in an amount of US$103,500, the first of which shall be repaid on the date falling 39 Months after the Drawdown Date of Tranche A, followed by (ii) 4 equal consecutive quarterly instalments, each in an amount of US$94,000, the first of which shall be repaid on the date falling 51 Months after the Drawdown Date of Tranche A and (iii) a balloon payment of US$3,710,000 payable concurrently with the last instalment on the Maturity Date;

(b)
Tranche B shall be repaid by (i) 4 equal consecutive quarterly instalments, each in an amount of US$103,500, the first of which shall be repaid on the date falling 39 Months after the Drawdown Date of Tranche B, followed by (ii) 4 equal consecutive quarterly instalments, each in an amount of US$94,000, the first of which shall be repaid on the date falling 51 Months after the Drawdown Date of Tranche B and (iii) a balloon payment of US$3,710,000 payable concurrently with the last instalment on the Maturity Date;

(each a "Repayment Instalment").

6.2	Effect of cancellation and prepayment on scheduled repayments

(a)
If the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Available Commitments so cancelled.

(b)
If the whole or any part of any Available Commitment is cancelled in accordance with Clause 7.2 (Automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for each Repayment Date falling after that cancellation will reduce in inverse chronological order by the amount of the Commitments so cancelled.

(c)
If any part of the Loan is repaid or prepaid in accordance with Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)
If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan) or Clause 25.5 (Excess Earnings) then the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce in inverse chronological order by the amount of the Loan repaid or prepaid.

6.3	Maturity Date

On the Maturity Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

The Borrowers may not reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(c)
the Borrowers shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Automatic cancellation

The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the relevant Advance is made available.

7.3	Voluntary prepayment of Loan

(a)
Subject to paragraph (b) below, the Borrowers may, if they give the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$200,000 (or a multiple of that amount)).

(b)	The Loan or any part thereof may only be prepaid on an Interest Payment Date.

7.4	Mandatory prepayment on sale, arrest or Total Loss

If a Vessel is sold, arrested or becomes a Total Loss, the Borrowers shall repay relevant Tranche. Such repayment shall be made:

(a)	in the case of a sale of a Vessel, on or before the date on which the sale is completed by delivery of the relevant Vessel to the buyer; or

(b)
in the case of any arrest of a Vessel, where the relevant Vessel is not within 60 days redelivered to the full control of the relevant Borrower, on or before the date falling 67 days after the date of the arrest of that Vessel, unless the arrest is otherwise remedied; or

(c)
in the case of a Total Loss, on the earlier of (i) the date falling 180 days after the Total Loss Date and (ii) the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.5	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts accrued under the Finance Documents and, subject to the fee provided for in Clause 11.4 (Back-end fee additional payment date) and any Break Costs, without premium or penalty.

(c)	The Borrowers may not reborrow any part of the Facility which is prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

(g)
If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.6	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality)) shall be applied pro rata to each Lender's participation in that part of the Loan.

SECTION 5

COSTS OF DRAWDOWN

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").

(b)
If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)
If a Transaction Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Borrowers on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrowers of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The first Interest Period for each Advance as specified in the Drawdown Request for such Advance shall be three Months.

(b)	Subject to paragraph (g) below, the Borrowers may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(c)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(d)
If the Borrowers fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (b) and (c) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods) and paragraph (g) below, be three Months.

(e)
Subject to this Clause 9 (Interest Periods), the Borrowers may select an Interest Period of three Months or any other period (up to a maximum of 12 Months) agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders).

(f)	An Interest Period in respect of a Tranche or any part of a Tranche shall not extend beyond the relevant Maturity Date.

(g)
In respect of a Repayment Instalment, the Borrowers may request in the relevant Selection Notice that an Interest Period for a part of the relevant Tranche equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (e) above, select a longer Interest Period for the remaining part of that Tranche.

(h)
Subject to paragraph (i) below, the first Interest Period for each Tranche shall start on the first Drawdown Date relating to such Tranche and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(i)	Except for the purposes of paragraph (g) above and Clause 9.2 (Changes to Interest Periods) below, each Tranche shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)
In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of that Tranche shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (e) of 9.1 (Selection of Interest Periods).

(b)
If after the Borrowers have selected and the Lenders have agreed an Interest Period longer than three Months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Drawdown Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to three Months.

(c)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)
Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or the relevant part of the Loan as appropriate) (the "Relevant Lender") that the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

10.4	Cost of funds

(a)
If this Clause 10.4 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)
If this Clause 10.4 (Cost of funds) applies and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 42.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub- paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(e)	If this Clause 10.4 (Cost of funds) applies pursuant to Clause 10.3 (Market disruption) and:

(i)	a Lender's Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above,

the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(f)
If this Clause 10.4 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.5	Notification to Borrowers

If Clause 10.4 (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the Borrowers.

10.6	Break Costs

(a)
The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Facility Agent fee

The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.2	Security Agent fee

The Borrowers shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

11.3	Back-end fee

The Borrowers must pay to the Facility Agent for each Lender a back end fee at the rate of 3 per cent. as follows:

(a)	1 per cent. of the Total Commitments on the date falling 36 Months after the first Drawdown Date;

(b)	1 per cent. of the Total Commitments on the date falling 48 Months after the first Drawdown Date; and

(c)	1 per cent. of the Total Commitments on the date falling 60 Months after the first Drawdown Date.

11.4	Back-end fee additional payment date

The Borrowers must pay to the Facility Agent for each Lender any unpaid back-end fee payable under Clause 11.3 (Back-end fee) on the date of prepayment of all of the Loan.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by a Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrowers shall promptly upon becoming aware that a Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers.

(c)
If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If a Borrower is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrowers making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	The Borrowers shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross- up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrowers.

(d)	A Protected Party shall, on receiving a payment from a Borrower under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If a Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrowers which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrowers.

12.5	Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i)	where that Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where that Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)	where that Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(iv)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(v)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrowers.

(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)
The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made, in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by a Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from a Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Borrower shall, as an independent obligation, on demand, indemnify each Creditor Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Borrower shall, on demand, indemnify each Creditor Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in the Advance or the Loan requested by the Borrowers in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Creditor Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by that Borrower.

(b)
Each Borrower shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, the Vessel unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)
Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

The Borrowers shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

14.4	Indemnity to the Facility Agent

Each Borrower shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(b)
any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

(a)	Each Borrower shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrowers to comply with their obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Creditor Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost).

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Borrower shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	An Event of Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrowers shall, on demand, pay the Facility Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any Creditor Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or

(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Borrowers shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Creditor Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrowers shall, on demand, pay to each Creditor Party the amount of all costs and expenses (including legal fees) incurred by that Creditor Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Creditor Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17	REPRESENTATIONS

17.1	General

Each Borrower makes the representations and warranties set out in this Clause 17 (Representations) to each Finance Party on the date of this Agreement.

17.2	Status

(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

17.3	Share capital and ownership

(a)	Each Borrower has an authorised share capital of $1,500 divided into 1,500 registered shares of $0.01 each, all of which shares have been issued fully paid.

(b)	The legal title to and beneficial interest in the shares in each Borrower is held by ~~the Shareholder free of any Security (other than Permitted Security) or any other claim.~~:

(i)	for the period up to the Effective Date, the Original Shareholder only;

(ii)	for the period on and from the Effective Date up to the occurrence of any Reversal Date applicable to that Borrower if any, the Replacement Shareholder only; and

(iii)	for the period on and from any Reversal Date, the Original Shareholder only,

in each case, free of any Security (other than Permitted Security) or any other claim.

(c)	None of the shares in the Borrowers are subject to any option to purchase, pre-emption rights or similar rights.

17.4	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

17.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create subject to the Legal Reservations the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)	Subject to the Legal Reservations the Transaction Security granted by it to the Security Agent or any other Creditor Party has or will when created or intended to be created have first ranking priority or such priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

17.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Transaction Obligor; or

(c)	any agreement or instrument binding upon it or any Transaction Obligor assets or constitute a default or termination event (however described) under any such agreement or instrument.

17.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of each Borrower, its registration of the Vessel owned by it under the Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

17.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

17.9	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

17.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 26.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to a Transaction Obligor; and none of the circumstances described in Clause 26.7 (Insolvency) applies to a Transaction Obligor.

17.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except:

(a)
registration of each Vessel in the relevant ship registry of its Approved Flag, which registration and related fees shall be made and paid promptly and in accordance with the terms of the relevant Finance Documents; and

(b)
such UCC filings and other filings or registrations as the legal counsels to the Lenders may consider appropriate or desirable, which shall be arranged by the relevant legal counsel to the Lenders (with the cooperation of the Transaction Obligors as required) and any fees in relation thereto shall be paid promptly by the Transaction Obligors on demand.

17.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

17.13	No default

(a)
No Event of Default and, on the date of this Agreement, the Drawdown Date and the Delivery Date, no Default is continuing or might reasonably be expected to result from the making of the Drawdown or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject.

17.14	No misleading information

(a)
Any factual information provided by a Transaction Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

17.15	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.16	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code or any Sanctions) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or the applicable Shareholder.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or the applicable Shareholder.

17.17	Validity and completeness of the Transaction Documents

(a)	Each of the Transaction Documents to which the Seller and each Transaction Obligor is a party constitutes legal, valid, binding and enforceable obligations of the Seller and each Transaction Obligor.

(b)	The copies of the Transaction Documents delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(c)	No amendments or additions to the Transaction Documents have been agreed nor has any of the Seller or any Transaction Obligor waived any of its respective rights under the Transaction Documents.

17.18	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrowers in connection with the purchase by the Borrowers of the Vessels, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

17.19	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

17.20	No breach of laws

Neither it nor the applicable Shareholder has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

17.21	No Charter

Neither Vessel is subject to any Charter other than a Permitted Charter.

17.22	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Vessel and the business of each Borrower (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

17.23	No Environmental Claim

No Environmental Claim has been made or threatened against any Borrower or any Vessel.

17.24	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

17.25	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, the Approved Technical Manager and each Vessel have been complied with.

17.26	Taxes paid

(a)	Neither is nor the applicable Shareholder is materially overdue in the filing of any Tax returns and it is not (and ~~the~~ that Shareholder is not) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or the applicable Shareholder) with respect to Taxes.

17.27	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

17.28	Overseas companies

No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

17.29	Good title to assets

It and the applicable Shareholder have good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on their business as presently conducted.

17.30	Ownership

(a)	Each Borrower is the sole legal and beneficial owner of all rights and interests which the relevant MOA creates in favour of that Borrower.

(b)	With effect on and from the Delivery Date, each Borrower will be the sole legal and beneficial owner of the relevant Vessel, its Earnings and its Insurances.

(c)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(d)
The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.

17.31	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast) (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Monaco and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

17.32	Place of business

No Transaction Obligor has a place of business in any country other than that of its Original Jurisdiction and its head office functions are carried out in the case of each Transaction Obligor at 9, Boulevard Charles III, Monaco 98000.

17.33	No employee or pension arrangements

No Transaction Obligor has any employees or any liabilities under any pension scheme.

17.34	Sanctions

(a)	No Transaction Obligor:

(i)	and no director or officer of a Transaction Obligor, is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or, to the knowledge of the Borrowers, indirectly on behalf of or for the benefit of, a Prohibited Person; or

(iii)	owns or controls a Prohibited Person.

(b)
No proceeds of the Loan shall be made available, directly or, to the knowledge of the Borrowers, indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or, to the knowledge of the Borrowers, indirectly, applied in a manner or for a purpose prohibited by Sanctions.

17.35	US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

17.36	Repetition

The Repeating Representations are deemed to be made by each Borrower by reference to the facts and circumstances then existing on the date of the Drawdown Request and the first day of each Interest Period.

18	INFORMATION UNDERTAKINGS

18.1	General

The undertakings in this Clause 18 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

18.2	Financial statements

(a)	Subject to paragraph (c) below, each Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	as soon as they become available, but in any event within 120 days after the end of each of its financial years its audited financial statements for that financial year together with an annual budget;

(ii)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its unaudited financial statements for that financial half year.

(b)
management accounts of each Borrower in a format approved by the Facility Agent which show the results of the operation of the Vessel during the preceding financial half year including details of all off-balance sheet and time charter hire commitments;

provided that in the case of the unaudited financial statements to be provided under sub- paragraphs (ii) above such unaudited financial statements shall not be required in relation to a half year ending at the financial year end in addition to the audited financial statements to be provided under paragraph (i) above.

(c)
To the extent that the financial statements and other information required to be provided by each Transaction Obligor to the Facility Agent under paragraph (a) above are published on the internet by, or on behalf of such Transaction Obligor, such statements and information must be made immediately available to the Facility Agent and in any event within 5 Business Days of such publication.

18.3	Budget operating expenses

(a)
Each Borrower shall supply to the Facility Agent upon an annual basis a budget of operating expenses in relation to its Vessel prepared by the Approved Technical Manager which shall be acceptable to the Facility Agent.

(b)
Each Borrower shall supply to the Facility Agent upon a quarterly basis a cash flow forecast in relation to its Vessel for the then next 3 months which cash flow forecast shall be prepared by reference to the annual budget (and shall be exclusive of costs related to special survey and drydocking of the Vessels) save always reasonable and logical adjustments.

18.4	Requirements as to financial statments

(a)
Each set of financial statements delivered by the Borrowers pursuant to Clause 18.2 (Financial statements) shall be certified by a director of the company as fairly presenting its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 18.2 (Financial statements) is prepared using IFRS.

18.5	Information: miscellaneous

Each Borrower shall and shall procure that each other Transaction Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any Borrower, and which might, if adversely determined, have a Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Borrower and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	each Vessel, goods transported on each Vessel, its Earnings or its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any Borrower,

(v)	any actual or contemplated Reversal or the occurrence of a Reversal Event,

as any Finance Party (through the Facility Agent) may reasonably request; and

(f)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

18.6	Notification of Default

(a)
Each Borrower shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent (i) of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Borrower is aware that a notification has already been provided by another Borrower); and (ii) promptly upon becoming aware of the same, of any breach of any Sanctions applicable to the Vessel owned by it, any Transaction Obligor or any party to any agreement relating to that Vessel.

(b)
Promptly upon a request by the Facility Agent, the Borrowers shall supply to the Facility Agent a certificate signed by a director or officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.7	Use of websites

Each Borrower may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Borrower and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrowers accordingly and each Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrowers or any of them and the Facility Agent.

(c)	A Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If a Borrower notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Borrowers under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrowers shall comply with any such request within 10 Business Days.

18.8	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor) after the date of this Agreement;; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19	FINANCIAL COVENANTS AND REVERSAL ARRANGEMENTS

19.1	Financial covenants

Each Borrower will ensure that at all times during the Security Period an amount of not less than $375,000 (the "Minimum Liquidity Amount") shall be standing to the credit of each Borrower's Earnings Account.

19.2	Reversal Arrangements

In the event a Reversal Event occurs, each Borrower shall procure full compliance by the Transaction Obligors and NAO with the mechanism for Reversal with respect to each Borrower as set out in clause 7 (reversal arrangements) of the Amendment Agreement.

20	GENERAL UNDERTAKINGS

20.1	General

The undertakings in this Clause 20 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Lenders (or, where specified, all the Lenders) may otherwise permit (such permission not to be unreasonably withheld or delayed).

20.2	Authorisations

Each Borrower shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Vessel to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction and in the state of the Approved Flag at any time of each Vessel or any Transaction Document to which it is a party; and

(iii)	own and operate each Vessel (in the case of the Borrowers).

20.3	Compliance with laws

Each Borrower shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

20.4	Environmental compliance

Each Borrower shall:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.5	Environmental claims

Each Borrower shall, and shall procure that each other Transaction Obligor will, (acting through the Borrowers), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor,

where the claim, if determined against that Transaction Obligor, has or is reasonably likely to have a Material Adverse Effect.

20.6	Taxation

(a)
Each Borrower shall, and shall procure that each other Transaction Obligor will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 18.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	The Borrowers will not and the Borrowers shall procure that no other Transaction Obligor will, change its residence for Tax purposes.

20.7	Overseas companies

Each Borrower shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

20.8	Pari passu ranking

Each Borrower shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

20.9	Title

(a)	Each Borrower shall hold the legal title to, and own the entire beneficial interest in:

(i)	the relevant MOA;

(ii)	with effect from the relevant Delivery Date the relevant Vessel, its Earnings and its Insurances; and

(iii)	with effect on and from its creation or intended creation, any other assets the subject of any Transaction Security created or intended to be created by the Borrowers.

20.10	Negative pledge

(a)
No Borrower shall create or permit to subsist any Security over any of its assets, and the Borrowers shall procure that the applicable Shareholder will not create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

20.11	Disposals

Subject to Clause 23.15 (Restrictions on chartering, appointment of managers etc.), no Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Vessel, its Earnings or its Insurances); provided however, the Borrowers may sell the Vessels subject to the compliance with the provisions of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss).

20.12	Merger

No Borrower shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

20.13	Change of business

No Borrower shall engage in any business other than the ownership and operation of the Vessel it owns.

20.14	Financial Indebtedness

The Borrowers shall not incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

20.15	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing the Vessel it owns.

20.16	Share capital

No Borrower shall:

(a)	purchase, cancel or redeem any of its share capital;

(b)	increase or reduce its authorised share capital;

(c)
issue any further shares except to the applicable Shareholder and provided such new shares are made subject to the terms of the relevant Shares Security immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of that Shares Security are complied with;

(d)	appoint any further director or officer of that Borrower (unless the provisions of the Shares Security are complied with).

20.17	Dividends

No Borrower shall make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital before the date falling 39 Months after the first Drawdown Date. After such date each Borrower shall be permitted to pay dividends or other distributions (in cash or in kind) in respect of its share capital provided that (a) at the time of such payment the Loan does not exceed 75% of the aggregate Market Value of the Vessels (and any net realisable value of any additional Security provided pursuant to Clause 24.1 (Minimum required security cover) and (b) no occurrence of an Event of Default would result upon the making or payment of such dividend or distribution.

20.18	People of significant control regime

Each Borrower shall:

(a)
within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

20.19	Accounts

No Borrower shall open or maintain any account with any bank or financial institution except the Accounts.

20.20	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents to which it is a party;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

20.21	Unlawfulness, invalidity and ranking; Security imperilled

No Borrower shall, and they shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

20.22	Separate corporate existence

The Borrowers shall maintain separate corporate existence and identity, shall keep separate records, books and accounts and shall not co-mingle its assets nor become a member of a VAT Group.

20.23	Accounting reference date

No Borrower shall change its year end accounting reference date.

20.24	Securitisation

Each Borrower shall, and the Borrowers shall procure that each other Transaction Obligor will, assist the Facility Agent and/or any Lender in achieving a successful securitisation (or similar transaction) in respect of the Facility and the Finance Documents and such Transaction Obligor's reasonable costs for providing such assistance shall be met by the relevant Lender.

20.25	Constitutional documents

Without prejudice to Clause 20.16 (Share capital) and the terms of any Shares Security, no Borrower shall allow any amendment or variation to its constitutional documents unless such amendment or variation would clearly be immaterial to this Agreement and the other Finance Documents.

20.26	Further assurance

(a)
Each Borrower shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Creditor Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Creditor Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Borrower shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Creditor Parties by or pursuant to the Finance Documents.

(c)
At the same time as a Borrower delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 20.26 (Further assurance), that Borrower shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by an officer (or equivalent) of that Borrower or Transaction Obligor which shall:

(i)	set out the text of a resolution of that Borrower's or Transaction Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)
state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors (or equivalent governing body) and is valid under that Borrower's or Transaction Obligor's articles of association or other constitutional documents.

20.27	Asset control

Each Transaction Obligor shall to the best of its knowledge and ability ensure that it is not owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and does not own or control a Prohibited Person.

20.28	Sanctions

(a)
Each Transaction Obligor shall ensure that no part of the proceeds of the Loan or other transactions contemplated by this Agreement or any other Finance Document shall, directly or, to its knowledge, indirectly, be used or otherwise made available:

(i)	to fund any trade, business or other activity involving any Prohibited Person;

(ii)	for the direct or indirect benefit of any Prohibited Person; or

(iii)
in any other manner that would reasonably be expected to result in (1) the occurrence of an Event of Default under Clause 26.19 (Prohibited Person), or (2) any Affiliate of a Transaction Obligor or any other person being party to or benefitting from any Finance Document being in breach of any Sanctions (if and to the extent applicable to any of them) or becoming a Prohibited Person.

(b)	Each Transaction Obligor shall ensure that its assets (including, without limitation, each Vessel) shall not be used directly or, to its knowledge, indirectly:

(i)	by or for the direct or indirect benefit of any Prohibited Person; or

(ii)
in any trade which is prohibited under applicable Sanctions or which could reasonably be expected to expose any Transaction Obligor, any asset subject to Security under the Finance Documents, any Creditor Party, any other person being party to or benefitting from any Finance Document, any Approved Manager, any operator, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions

21	INSURANCE UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (Insurance Undertakings) remain in force on and from each Delivery Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

21.2	Maintenance of obligatory insurances

Each Borrower shall keep the Vessel owned by it insured at its expense against:

(a)	hull and machinery plus freight interest and hull interest and/or increased value and any other usual marine risks (including excess risks);

(b)	war risks (including the London Blocking and Trapping addendum or its equivalent);

(c)
protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover);

(d)	freight, demurrage and defence; and

(e)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.

21.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of hull and machinery and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the Tranche relating to the Vessel owned by it; and

(ii)	the Market Value of that Vessel;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market but such amount shall not be less than $1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Vessel;

(e)	in the case of the hull and machinery insurance, on the basis that the deductible is not higher than the Major Casualty figure;

(f)	in the case where the Vessel is insured on a fleet policy, on the basis that each vessel insured on that fleet policy is deemed to be insured on an individual basis;

(g)	on approved terms; and

(h)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

21.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 21.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.

21.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 10 days before the expiry of any obligatory insurance:

(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) of paragraph (a) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

21.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 21.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions any Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Vessel or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Vessel owned by that Borrower forthwith upon being so requested by the Facility Agent.

21.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Vessel owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Vessel;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Vessel.

21.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances are deposited with the Approved Brokers through which the insurances are effected or renewed.

21.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

21.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

21.11	Compliance with terms of insurances

(a)
Each Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 21.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Vessel owned by it approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)	not employ the Vessel owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

21.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

21.13	Settlement of claims

Each Borrower shall:

(a)
not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty without the consent of the Facility agent, such consent not to be unreasonably withheld or delayed; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

21.14	Provision of copies of communications

Each Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

21.15	Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 21.16 (Mortgagee's interest, additional perils and mortgagee's rights insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Facility Agent in respect of all fees and other expenses incurred by or for the account of the Facility Agent in connection with any such report as is referred to in paragraph (a) above.

21.16	Mortgagee's interest, additional perils and mortgagee's rights insurances

The Security Agent shall be entitled from time to time to effect, maintain and renew:

(a)	a mortgagee's interest insurance in an amount equal to 120 per cent. of the Loan;

(b)	a mortgagee's interest additional perils insurance in an amount equal to 120 per cent. of the Loan;

(c)	a mortgagee's rights insurance in an amount equal to 110 per cent. of the Loan,

and the Borrowers shall upon demand fully indemnify the Finance Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

22	MOA UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (MOA Undertakings) with respect to a Vessel remain in force until the Delivery Date of such Vessel except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	No variation, release etc. of MOAs

The Borrowers shall not, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary the MOAs (provided that the MOAs can be supplemented in accordance with the terms thereof to list the documents to be delivered to each party under the MOAs); or

(b)
release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which any Borrower has at any time to, in or in connection with the relevant MOA or in relation to any matter arising out of or in connection with that MOA.

22.3	Provision of information relating to MOA

Without prejudice to Clause 18.5 (Information: miscellaneous) each Borrower shall:

(a)	immediately inform the Facility Agent if any material breach of the relevant MOA occurs or a serious risk of such a material breach arises and of any other event or matter affecting that MOA; and

(b)	upon the reasonable request of the Facility Agent, keep the Facility Agent informed as to any notice of readiness of delivery of the Vessel owned by it.

22.4	No assignment etc. of MOAs

No Borrower shall assign, novate, transfer or dispose of any of its rights or obligations under the relevant MOA.

23	POST-DELIVERY VESSEL UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (Post-Delivery Vessel Undertakings) remain in force on and from the Delivery Date of the relevant Vessel and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Vessel's names and registration

Each Borrower shall in respect of the Vessel owned by it:

(a)	keep that Vessel registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Vessel.

23.3	Repair and classification

Each Borrower shall keep the Vessel owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions affecting the relevant Vessel's class.

23.4	Modifications

Other than the installation of a Ballast Water Treatment System on each Vessel and the improvement of the Fuel Oil System on Vessel A on the next dry docking, no Borrower shall make any modification or repairs to, or replacement of, any Vessel or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Vessel or materially reduce its value.

23.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Vessel, or any item of equipment installed on any Vessel unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Vessel, the property of that Borrower and subject to the security constituted by the Mortgage.

(b)
A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of material damage to the Vessel owned by that Borrower provided that the Borrower promptly repairs any damage caused to the Vessel and provides evidence of such repair to the Facility Agent.

23.6	Surveys

Each Borrower shall submit the Vessel owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

23.7	Inspection

(a)
Each Borrower shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Vessel owned by it once annually to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections; provided, however, if an Event of Default has occurred and is continuing there shall be no limit on the number of inspections and such persons shall be permitted to board the Vessels; provided that such inspections shall not unreasonably interfere with the operation of the Vessels.

(b)
The cost of all inspections under this Clause 23.7 (Inspection) shall be for the account of that Borrower Provided that if no Event of Default has occurred and that Vessel is found to be in a condition satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) in all respects, the Borrowers shall not have to pay for more than one inspection in each calendar year.

23.8	Prevention of and release from arrest

(a)	Each Borrower shall in respect of the Vessel owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Vessel, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Vessel, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Vessel, its Earnings or its Insurances.

(b)
Each Borrower shall immediately upon receiving notice of the arrest of the Vessel owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

23.9	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Vessel owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals;

(c)
without limiting paragraph (a) above, not employ the Vessel owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; and

(d)
not appoint any manager or agent to manage the Vessel unless such party undertakes to procure that any agreement entered into relating to the management, employment or operation of that Vessel contains a clause in which the counterparty undertakes to comply with all Sanctions applicable to it.

23.10	ISPS Code

Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Vessel and the company responsible for that Vessel's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for the Vessel owned by it; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

23.11	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit the Vessel owned by it to enter or trade to any zone which is declared a war zone by any government or by that Vessel's war risks insurers unless:

(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and

(b)	that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

23.12	Monitoring

(a)
Each Borrower shall (or shall procure that any charterer and the Approved Technical Manager shall) allow the Security Agent (or its agents), at any time and from time to time, to access all information pertaining to the Vessel owned by it (including the movement of that Vessel) using any and all available means.

(b)	All costs incurred by the Security Agent (and any of its agents) under paragraph (a) of Clause 23.12 (Monitoring) above shall be for the account of the Lenders.

23.13	Provision of information

Without prejudice to Clause 18.5 (Information: miscellaneous) each Borrower shall promptly provide the Facility Agent with any information which it requests regarding:

(a)	the Vessel owned by it, its employment, position and engagements;

(b)	its Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Vessel owned by it and any payments made by it in respect of that Vessel;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of the Vessel with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, each Borrower shall promptly provide copies of class records, any inspection reports obtained for the Vessel, any current Charter relating to that Vessel, any current guarantee of any such Charter, the Vessel's Safety Management Certificate and any relevant Document of Compliance.

23.14	Notification of certain events

Each Borrower shall in relation to the Vessel owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to that Vessel which is or is reasonably likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Vessel for hire;

(d)	any requirement or recommendation made in relation to that Vessel by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings;

(f)	any intended dry docking of that Vessel;

(g)	any Environmental Claim made against that Borrower or in connection with that Vessel, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Vessel; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to each Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

23.15	Restrictions on chartering, appointment of managers etc.

No Borrower shall:

(a)	let the Vessel on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of the Vessel it owns other than a Permitted Charter;

(c)
materially change, cancel or terminate any Permitted Charter which has a duration of 12 months or more or any Charter Guarantee in respect of such a Permitted Charter (if such action affects the interests of the Finance Parties in a materially adverse manner);

(d)	materially change, cancel or terminate a Management Agreement (if such action affects the interests of the Finance Parties in a materially adverse manner);

(e)	appoint a manager of the Vessel it owns other than an Approved Manager or agree to any alteration to the terms of an Approved Manager's appointment;

(f)	de activate or lay up the Vessel it owns; or

(g)
save for any scheduled drydocking, put the Vessel it owns into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed US$200,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on the Vessel or the Earnings for the cost of such work or for any other reason.

23.16	Notice of Mortgage

Each Borrower shall keep the Mortgage registered against the Vessel owned by it as a valid first preferred mortgage, carry on board that Vessel a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Vessel a framed printed notice stating that that Vessel is mortgaged by the relevant Borrower to the Security Agent.

23.17	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings.

23.18	Nuclear materials

No Borrower shall permit the Vessel it owns to carry any nuclear material or any nuclear waste.

23.19	Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (Post- Delivery Vessel Undertakings).

24	SECURITY COVER

24.1	Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrowers that:

(a)	the aggregate Market Value of both Vessel (then subject to a Mortgage); plus

(b)	the net realisable value of additional Security previously provided under this Clause 24.1 (Minimum required security cover),

is below:

(i)	until the third anniversary of the first Drawdown Date, 100 per cent. of the Loan;

(ii)	on and from the third anniversary of the first Drawdown Date, 90 per cent. of the Loan; and

(iii)	on and from the fourth anniversary of the first Drawdown Date, 75 per cent. of the Loan.

24.2	Provision of additional security; prepayment

(a)
If the Facility Agent serves a notice on the Borrowers under Clause 24.1 (Minimum required security cover), the Borrowers shall, on or before the date falling one Month after the date on which the Facility Agent's notice is served (the "Prepayment Date"), prepay such part of the Loan as shall eliminate the shortfall.

(b)
The Borrowers may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation. If additional security has been provided and the Borrowers have evidenced that such additional security is no longer required to comply with Clause 24.1 (Minimum required security cover) for a minimum period of three (3) months, the Facility Agent shall, at the request of the Borrowers, release such additional security.

24.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

24.4	Valuations binding

Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrowers.

24.5	Provision of information

(a)
The Borrowers shall promptly provide the Facility Agent and any shipbroker acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)
If the Borrowers fail to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

24.6	Prepayment mechanism

Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan).

24.7	Provision of valuations

(a)
The Facility Agent shall be entitled to test the security requirements under Clause 24.1 (Minimum required security cover) by reference to valuations in respect of any Vessel from the required number of Approved Valuers semi-annually and on dates to be selected by the Facility Agent.

(b)
The Facility Agent shall at the request of the Lenders additionally be entitled to test the security cover requirement under Clause 24.1 (Minimum required security cover) by reference to a valuation in respect of a Vessel from the required number of Approved Valuers at any time and each such valuation shall be at the expense of the Lenders except where the Borrowers are by means of such valuation(s) shown to be in breach of Clause 24.1 (Minimum required security cover).

(c)
Subject to paragraph (d) below, the Market Value of a Vessel shall be determined by reference to one valuation of that Vessel as given by an Approved Valuer selected and appointed by the Facility Agent.

(d)
If requested by the Borrowers in relation to paragraph (c) above, a second Approved Valuer shall be selected by the Borrowers and appointed by the Facility Agent, and the Market Value of that Vessel shall be the arithmetic average of the two valuations.

(e)
If one such valuation in respect of a Vessel obtained pursuant to paragraphs (c) and (d) above differs by at least 10 per cent. from the other valuation, then a third valuation for that Vessel shall be obtained from an Approved Valuer selected by the Borrowers and appointed by the Facility Agent and the Market Value of that Vessel shall be the arithmetic average of all three such valuations.

(f)
The Facility Agent may at any time after an Event of Default has occurred and is continuing to obtain valuations of the Vessels and any other vessel over which additional security has been created in accordance with Clause 24.2 (Provision of additional security; prepayment) from Approved Valuers to enable the Facility Agent to determine the Market Values of the Vessels and any other vessel.

(g)
The valuations referred to in paragraph (a), (b), (c), (d), (e) and (f) above shall be obtained at the cost and expense of the Borrowers (except where specified in paragraph (b) above) and the Borrowers shall within three Business Days of demand by the Facility Agent pay to the Facility Agent all costs and expenses incurred by it in obtaining any such valuation.

25	ACCOUNTS AND APPLICATION OF EARNINGS

25.1	Account bank

Subject to Clause 25.6 (Location of Accounts), each Account must be held with the Account Bank.

25.2	Accounts

(a)	Each Borrower must operate each Account in accordance with this Clause 25 (Accounts and Application of Earnings), Clause 19.1 (Financial covenants) and the provisions of the Account Security.

(b)	Account Security must be provided in respect of any Account opened after the date of this Agreement.

25.3	Payment of Earnings

Each Borrower shall ensure that, subject only to the provisions of the General Assignment, all the Earnings in respect of the Vessel owned by it are paid in to its Earnings Account.

25.4	Application of Earnings

Subject to Clauses 19.1 (Financial covenants) the Borrowers shall transfer from the Earnings Account to the Facility Agent:

(a)	on each Repayment Date, the amount of the Repayment Instalment then due on the Repayment Date; and

(b)	on the last day of each Interest Period, the amount of interest then due on that date; and

(c)	on any day on which an amount is otherwise due from the Borrowers under a Finance Document, an amount necessary to meet that due amount,

and the Borrowers irrevocably authorizes and instructs:

(A)
the Account Bank to make those transfers in accordance with the instructions of the Facility Agent (copied to the Security Agent, who, as security taker under the Accounts Security, agrees for itself and on behalf of the other pledgees that such transfers may be made);

(B)	the Facility Agent to apply the transferred amounts in payment of the relevant Repayment Instalment, interest amount or other amount due.

25.5	Excess Earnings

(a)
During the Cash Sweep Period, the Borrowers shall certify to the Facility Agent 5 days prior to each Interest Payment Date the aggregate amount of the Earnings standing to the credit of the Earnings Accounts which is surplus to (i) the amount which the Borrowers are to pay to the Facility Agent in relation to interest and any fees hereunder, (ii) the budgeted operating expenses in relation to the Vessels for the next three months to be provided to the Facility Agent pursuant to Clause 18.3 (Budget operating expenses) and (iii) the Minimum Liquidity Amount to be maintained on the Earnings Accounts pursuant to Clause 19.1 (Financial covenants) (such surplus being the "Excess Earnings").

(b)
Upon each Interest Payment Date the Borrowers shall transfer from the Earnings Accounts to the Dry Dock Reserve Account the Excess Earnings until such time as there is standing to the credit of the Dry Dock Reserve Account the Dry Dock Reserve Amount.

(c)
During the Cash Sweep Period any Excess Earnings available once the Dry Dock Reserve Amount has been accumulated to the Dry Dock Reserve Account shall be utilised by the Borrowers on each Interest Payment Date to make a prepayment of the relevant Tranche.

(d)
In the event that monies standing to the credit of the Earnings Accounts are not sufficient to meet operating expenses in relation to the Vessels the Borrowers undertake to procure funds are brought in from the applicable Shareholder to make up the shortfall provided however the Borrowers may request access to funds on the Dry Dock Reserve Account and the Earnings Accounts in respect of the Minimum Liquidity Amount to meet such shortfall and such funds shall be released subject to approval of the Facility Agent.

(e)	Any monies standing to the credit of the Dry Dock Reserve Account after payment of the dry docks and special survey expenses shall be applied by the Borrowers as a prepayment of the Loan.

25.6	Location of Accounts

The Borrowers shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of the Accounts (or any of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account.

25.7	Miscellaneous Accounts provisions

(a)	No Finance Party is responsible or liable to any Transaction Obligor for:

(i)	any non-payment of any liability of a Transaction Obligor which could be paid out of moneys standing to the credit of each Earnings Account; or

(ii)	any withdrawal wrongly made, if made in good faith.

26	EVENTS OF DEFAULT

26.1	General

Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.20 (Acceleration) and Clause 26.21 (Enforcement of security).

26.2	Non-payment

A Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

26.3	Specific obligations

A breach occurs of Clause 4.5 (Waiver of conditions precedent), Clause 19 (Financial Covenants~~),~~  and Reversal Arrangements), Clause 20.9 (Title), Clause 20.10 (Negative pledge), Clause 20.21 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 20.27 (Asset control), Clause 20.28 (Sanctions), Clause 21.2 (Maintenance of obligatory insurances), Clause 21.3 (Terms of obligatory insurances), Clause 21.5 (Renewal of obligatory insurances) or Clause 24 (Security Cover).

26.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

26.5	Misrepreentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

26.6	Crossdefault

(a)	Any Financial Indebtedness of any Transaction Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Transaction Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any Transaction Obligor as a result of an event of default (however described).

(d)
Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of any Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.6 (Cross default) in respect of a Borrower if the amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is individually less than $200,000 and in aggregate less than $400,000 (or its equivalent in any other currency).

26.7	Insolvency

(a)	A Transaction Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of a Transaction Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

26.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Borrower (other than an arrest or detention of a Vessel in which case paragraph (b) of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) or an arrest or detention of the Vessel referred to in Clause 26.18 (Arrest or detention)shall apply).

26.10	Ownership of the Transaction Obligors

(a)	A Borrower is not or ceases to be controlled directly or indirectly by the applicable Shareholder.

(b)	For the purpose of paragraph (a) above "control" means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of a Borrower; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of a Borrower; or

(C)	give directions with respect to the operating and financial policies of a Borrower with which the directors or other equivalent officers of a Borrower are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent. of the issued share capital of a Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

26.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not (subject to the Legal Reservations) or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

26.12	Security imperilled; flag instability

(a)	Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

(b)
The state of the Approved Flag of a Vessel is or becomes involved in hostilities or civil war or there is a seizure of power in such state by unconstitutional means, or any other event occurs in relation to that Vessel, its Mortgage or the Approved Flag and in the reasonable opinion of the Facility Agent such event is likely to have a Material Adverse Effect unless the Borrower, within 14 days of the occurrence of such event (or such longer period as may be agreed by the Facility Agent acting with the authorisation of the Lenders) re-registers that Vessel on an alternative flag approved pursuant to Clause 23.2 (Vessel's names and registration) and subject to:

(i)
that Vessel remaining subject to security securing the Security created by a first priority or preferred ship mortgage on that Vessel and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority security) on substantially the same terms as the relevant Mortgage and if applicable, a deed of covenant and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents, as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require.

26.13	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

26.14	Expropriation

The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets other than:

(a)	an arrest or detention of a Vessel (in which case paragraph (b) of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) or Clause 26.18 (Arrest or detention), shall apply); or

(b)	any Requisition.

26.15	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

26.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against Borrower or its assets which has or is reasonably likely to have a Material Adverse Effect.

26.17	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.18	Arrest or detention

Any arrest of a Vessel or its detention (other than an arrest or detention referred to in paragraph (b) of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 90 days of such arrest or detention.

26.19	Prohibited Person A Transaction Obligor or any Subsidiary of it or any of their respective directors or officers becomes a Prohibited Person.

26.20	Reversal Event

A Reversal Event occurs.

26.21	~~26.20~~Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.21 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.22	~~26.21~~Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.20 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 8

CHANGES TO PARTIES

27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

27.2	Conditions of assignment or transfer

(a)	No consent of the Borrowers or any other notice is required for an assignment or transfer by an Existing Lender if the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	to a reputable financial institution governed by banking regulations in the USA and/or EU; or

(iii)
following the occurrence of a Default which is continuing (it being acknowledged that at such time a transfer may be to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of moving, purchasing or investing in loans, securities or other financial assets).

(b)	The consent of the Facility Agent is required for an assignment or transfer by an Existing Lender, such consent not to be unreasonably withheld.

(c)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Creditor Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(f)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that:

(i)
the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender; and

(ii)
it has received a copy of each of the Security Documents which are governed by German law and which are account pledges, is aware of the contents of such account pledges and expressly consents to the declarations of the Security Agent made on behalf of the New Lender (as future pledgee) in such account pledges.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Creditor Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

27.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

27.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

27.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 27.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

28	CHANGES TO THE TRANSACTION OBLIGORS

28.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	all the Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)
If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

SECTION 9

THE FINANCE PARTIES

29	THE FACILITY AGENT AND THE REFERENCE BANKS

29.1	Appointment of the Facility Agent

(a)	Each of the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	The Facility Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.3	Duties of the Facility Agent

(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)
The Facility Agent shall provide to the Borrowers, within three (3) Business Days of a request by the Borrowers (but no more frequently than once annually), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent as a trustee or fiduciary of any other person.

(b)	The Facility Agent shall not be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

29.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).

29.6	Business with the Borrowers and the Shareholder

The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Borrower or the applicable Shareholder.

29.7	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrowers (other than a Drawdown Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.8	Responsibility for documentation

The Facility Agent is not responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property.

29.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

29.10	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising ,any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

29.11	Lenders' indemnity to the Facility Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to a Borrower.

29.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrowers.

(i)	The consent of the Borrowers (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(j)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

29.13	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.14	Relationship with the other Finance Parties

(a)
Subject to Clause 27.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Transaction Obligor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.16	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.17	Reliance and engagement letters

Each Creditor Party confirms that the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.18	Full freedom to enter into transactions

Without prejudice to Clause 29.6 (Business with the) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

29.19	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank

Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.19 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

29.20	Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 29.19 (Role of Reference Banks), Clause 42.3 (Other exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

30	THE SECURITY AGENT

30.1	Trust

(a)
The Security Agent declares that it holds the Security Property on trust for the Creditor Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Borrower irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of a Borrower:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For the purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of a Borrower shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of a Borrower shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of a Borrower shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

30.3	Enforcement through Security Agent only

The Creditor Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

30.4	Instructions

(a)	The Security Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Creditor Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 30.27 (Application of receipts upon enforcement);

(B)	Clause 30.28 (Permitted Deductions); and

(C)	Clause 30.29 (Prospective liabilities).

(e)
If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Creditor Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.5	Duties of the Security Agent

(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)	The Security Agent shall not be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account.

30.7	Business with the Borrowers and the Shareholder

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Borrower or the applicable Shareholder.

30.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Creditor Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrowers (other than a Drawdown Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)
Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property.

30.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

30.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising ,any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12	Lenders' indemnity to the Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to a Borrower.

30.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates acting through an as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of the Borrowers (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.14	Confidentiality

(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Transaction Obligor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any other information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Reliance and engagement letters

Each Creditor Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.17	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

30.18	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

30.19	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.20	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Creditor Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.21	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Creditor Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.22	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right nd title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

30.23	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Borrowers and without any consent, sanction, authority or further confirmation from any other Creditor Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

30.24	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)
no Creditor Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.25	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.26	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

30.27	Application of receipts upon enforcement

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30 (The Security Agent)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Creditor Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts; partial payments);

(c)
if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

30.28	Permitted Deductions

(a)	The Security Agent may, in its discretion:

(i)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(ii)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)
For the purposes of sub-paragraph (i) of paragraph (a) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

30.29	Prospective liabilities

Following acceleration the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

30.30	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 30.30 (Investment of proceeds).

30.31	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.32	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Creditor Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.33	Amounts received by Borrowers

If any of the Borrowers receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Borrower will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.34	Application and consideration

In consideration for the covenants given to the Security Agent by each Borrower in relation to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) the Security Agent agrees with each Borrower to apply all moneys from time to time paid by such Borrower to the Security Agent in accordance with the foregoing provisions of this Clause 30 (The Security Agent).

30.35	Full freedom to enter into transactions

Without prejudice to Clause 30.7 (Business with the) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party 's rights

On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)
as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5	Exceptions

(a)
This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

33	PAYMENT MECHANICS

33.1	Payments to the Facility Agent

(a)
On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to a Transaction Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of the Advance, to such account of such person as may be specified by the Borrowers in the Drawdown Request.

33.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Facility Agent shall notify the Borrowers of that Lender's identity and the Borrowers shall on demand refund it to the Facility Agent; and

(ii)
the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Application of receipts; partial payments

(a)
If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

33.6	No set-off by Transaction Obligors

All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

33.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrowers that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34	SET-OFF

A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between a Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5 (Electronic communication).

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of

365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38	PARTIAL INVALIDITY

(a)
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Creditor Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Creditor Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

41	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Creditor Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

42	AMENDMENTS AND WAIVERS

42.1	Required consents

(a)
Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Borrowers and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).

(c)
Without prejudice to the generality of Clause 29.7 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2	All Lender matters

Subject to Clause 42.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 42 (Amendments and Waivers);

(i)
any change to Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Drawdown), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss), Clause 8 (Interest), paragraph (a) of Clause 24.7 (Provision of valuations), Clause 25 (Accounts and Application of Earnings), Clause 27 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), Clause 47 (Governing Law) or Clause 48 (Jurisdiction of English Courts);

(j)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the joint and several liability of the Borrowers under Clause 45 (Joint and Several Liability of the Borrowers);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (i) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)
the release of the joint and several liability of the Borrowers under Clause 45 (Joint and Several Liability of the Borrowers) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document,

shall not be made, or given, without the prior consent of all the Lenders.

42.3	Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party or that Reference Bank, as the case may be.

(b)	The Borrowers and the Facility Agent or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

42.4	Replacement of Screen Rate

(a)
Subject to Clause 42.3 (Other exceptions), if the Screen Rate is not available for dollars, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to dollars, in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Borrowers.

42.5	Borrower Intent

Without prejudice to the generality of Clauses 1.2 (Construction) each Borrower expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

43	CONFIDENTIAL INFORMATION

43.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction including a securitisation under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.14 (Relationship with the other Finance Parties);

(iv)	to whom information is required to be disclosed in connection with any insurance cover or insurance review required in connection with this Agreement or any other Finance Document;

(v)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(vi)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation including any applicable data protection laws;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders' rights);

(ix)	who is a Party, any related entity of a Transaction Obligor or its Affiliate;

(x)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(xi)	with the consent of the Borrowers;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (i), (ii), (iii) and (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (v) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (vi), (vii) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 47 (Governing Law);

(vi)	the name of the Facility Agent;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Maturity Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Borrower represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

43.4	Entire agreement

This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub- paragraph (vi) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidential Information).

43.7	Continuing obligations

The obligations in this Clause 43 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrowers under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

44.1	Confidentiality and disclosure

(a)
The Facility Agent and each Borrower agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrowers pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Borrower may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Facility Agent's obligations in this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

44.2	Related obligations

(a)
The Facility Agent and each Borrower acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Borrower undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Facility Agent and each Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).

44.3	No Event of Default

No Event of Default will occur under Clause 26.4 (Other obligations) by reason only of a Borrower's failure to comply with this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).

45	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

45.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

45.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any Transaction Obligor;

(f)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)
any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

45.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

45.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)
If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.

45.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

46	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

47	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

48	JURISDICTION OF ENGLISH COURTS

48.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Borrowers accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Borrower will argue to the contrary.

(c)
This Clause is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

48.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Borrower (other than a Borrower incorporated in England and Wales):

(i)
irrevocably appoints Scorpio UK Limited at its business address for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (provided that any communication is expressly marked on the outside envelope as "Scorpio Offshore Transaction File - for the immediate attention of General Counsel") as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document provided that any communication is expressly marked on outside as "Scorpio Offshore Transaction File – For the immediate attention of the General Counsel"; and

(ii)	agrees that failure by a process agent to notify the relevant Borrower of the process will not invalidate the proceedings concerned.

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES PART A
THE BORROWERS

Name of Borrower	Place ofIncorporation	Registration number (or equivalent, if any)	Address for Communication

SCORPIO BARON SHIPPING COMPANY LIMITED	Marshall Islands	92716	C/O Scorpio Commercial S.A.M., Le Millenium, 9 Boulevard Charles III Monaco 98000 Fax number: +377 97 77 83 46 Attention: Luca Forgione – Legal Department

SCORPIO BRILLIANCE SHIPPING COMPANY LIMITED	Marshall Islands	92717	C/O Scorpio Commercial S.A.M., Le Millenium, 9 Boulevard Charles III Monaco 98000 Fax number: +377 97 77 83 46 Attention: Luca Forgione – Legal Department

PART B

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication

DVB Bank SE Nordic Branch	$9,000,000	DVB Bank SE Nordic Branch Haakon VII`s gate 1 Postbox 1999 Vika 0125 Oslo Norway Attention: TLS team Telefax: +47 23 01 22 09 / +47 23 01 22 50 E-mail: tls.tm.oslo@dvbbank.com

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

DVB Bank SE Nordic Branch	DVB Bank SE Nordic Branch Haakon VII`s gate 1 Postbox 1999 Vika 0125 Oslo Norway Attention: TLS team Telefax: +47 23 01 22 09 / +47 23 01 22 50 E-mail: tls.tm.oslo@dvbbank.com

Name of Security Agent	Address for Communication

DVB Bank SE Nordic Branch	DVB Bank SE Nordic Branch Haakon VII`s gate 1 Postbox 1999 Vika 0125 Oslo Norway Attention: TLS team Telefax: +47 23 01 22 09 / +47 23 01 22 50 E-mail: tls.tm.oslo@dvbbank.com

SCHEDULE 2

CONDITIONS PRECEDENT AND SUBSEQUENT PART A
CONDITIONS PRECEDENT TO INITIAL DRAWDOWN REQUEST

~~1~~	~~Transaction Obligors~~

[Intentionally deleted as the Loan is fully drawn]

~~1.1~~	~~A copy of the constitutional documents of each Transaction Obligor.~~

~~1.2~~	~~A copy of a resolution of the board of directors of each Transaction Obligor:~~

~~(a)~~	~~approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;~~

~~(b)~~	~~authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and~~

~~(c)~~
~~authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, each Drawdown Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.~~

~~1.3~~	~~An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.~~

~~1.4~~	~~A specimen of the signature of each person signing any Finance Document.~~

~~1.5~~
~~A copy of a resolution signed by the Shareholder as all the holders of the issued shares in the Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which each Borrower is a party.~~

~~1.6~~
~~A certificate of each Transaction Obligor (signed by an officer or director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.~~

~~1.7~~
~~A certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer or director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.~~

~~1.8~~
~~A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent and Subsequent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.~~

~~1.9~~	~~Evidence of satisfactory capital/shareholding structure of the Transaction Obligors.~~

~~2~~	~~MOAs~~

~~2.1~~	~~Copies of each MOA.~~

~~2.2~~	~~Evidence that 10 per cent. of the Purchase Price has been paid by each Borrower to the Seller pursuant to the relevant MOA.~~

~~2.3~~	~~The Commercial Management Agreements and the Technical Management Agreements, each on terms acceptable to the Facility Agent acting reasonably and without undue delay.~~

~~3~~	~~Finance Documents~~

~~3.1~~	~~A duly executed original of any Subordination Deed and copies of each Subordinated Finance Document (if applicable).~~

~~3.2~~	~~A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent and Subsequent).~~

~~3.3~~	~~A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to in this Schedule 2 (Conditions Precedent and Subsequent).~~

~~4~~	~~Security Documents~~

~~4.1~~
~~A duly executed original of each Account Security and each Shares Security (and of each document to be delivered under each of them) including confirmation of the appointment of any process agent under the Account Security.~~

~~4.2~~	~~A duly executed original of any Subordinated Debt Security (if applicable).~~

~~5~~	~~Legal opinions~~

~~5.1~~
~~A legal opinion of Watson, Farley & Williams LLP, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.~~

~~5.2~~
~~A legal opinion of Watson, Farley & Williams LLP, legal advisers to the Facility Agent and Security Agent in Germany, substantially in the form distributed to the Original Lenders before signing this Agreement.~~

~~5.3~~
~~If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.~~

~~6~~	~~Other documents and evidence~~

~~6.1~~
~~A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.~~

~~6.2~~	~~The original of any mandates or other documents required in connection with the opening or operation of the Accounts.~~

~~6.3~~	~~Confirmation from the Account Bank that it has received the Minimum Liquidity Amount in each Earning Account.~~

~~6.4~~
~~Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.~~

~~6.5~~
~~A valuation of the relevant Vessel, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than three weeks before the Drawdown Date and not later than one week before the Drawdown Date unless otherwise agreed by the Facility Agent from an Approved Valuer and showing the Market Value for the Vessel).~~

~~6.6~~	~~Evidence that any process agent referred to in Clause 48.2 (Service of process), if not an Obligor, has accepted its appointment.~~

~~6.7~~	~~Evidence that any German process agent referred to in any Account Security has accepted its appointment.~~

PART B

CONDITIONS PRECEDENT TO DISBURSEMENT

~~1~~	~~Obligors~~

1.2	[Intentionally deleted as the Loan is fully drawn]

~~A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each corporate and copy document provided by it under Part A of Schedule 2 (Conditions Precedent and Subsequent) remains correct, complete and in full force and effect as at the Drawdown Date.~~

~~2~~	~~Borrower~~

~~A certificate of an authorised signatory of the Borrowers certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent and Subsequent) is correct, complete and in full force and effect as at the Drawdown Date.~~

~~3~~	~~Seller's invoice~~

~~A copy of the relevant invoice from the Seller to be provided by the Seller to each Borrower pursuant to the relevant MOA.~~

~~4~~	~~Vessel and other security~~

~~4.1~~
~~Save where the Facility Agent agrees to provision of the same on the relevant Delivery Date as a condition subsequent under Part C of this Schedule 2 (Conditions Precedent and Subsequent), documentary evidence that the relevant Mortgage has been duly recorded as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.~~

~~4.2~~	~~Simultaneously with the relevant Drawdown, documentary evidence that the relevant Vessel:~~

~~(a)~~
~~has been unconditionally delivered by the Seller to, and accepted by, the relevant Borrower under the relevant MOA (including but not limited to copies of the relevant bill of sale and protocol of delivery and acceptance) and that the full purchase price payable and all other sums due to the Seller under that MOA, other than the sums financed pursuant to the release of the Advance on the relevant Delivery Date, have been paid to the Seller;~~

~~(b)~~	~~is definitively and permanently registered in the name of the relevant Borrower under the Approved Flag at the port of Monrovia.~~

~~(c)~~	~~is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;~~

~~(d)~~	~~maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society affecting class; and~~

~~(e)~~	~~is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.~~

~~4.3~~
~~Copies of the relevant Vessel's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to that Vessel including without limitation an ISSC.~~

~~4.4~~
~~Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution by each Borrower and the Seller of the relevant MOA and of all documents to be executed by each Borrower and the Seller under and in connection with the relevant MOA; and~~

~~4.5~~
~~A duly executed original of the General Assignment and of each document to be delivered under or pursuant to each of them together with instructions for the Facility Agent or its lawyers to date such documents.~~

~~4.6~~	~~a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and~~

~~4.7~~	~~copies of the Approved Technical Manager's Document of Compliance.~~

~~5~~	~~Legal opinions~~

~~Legal opinions of the legal advisers to the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the Vessel.~~

~~6~~	~~Other documents and evidence~~

~~6.1~~
~~Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses), including legal fees, have been paid or will be paid by the Drawdown Date.~~

PART C

CONDITIONS SUBSEQUENT

~~1~~	~~Vessel and other security~~

[Intentionally deleted]

~~(a)~~
~~Documentary evidence to be provided on the relevant Delivery Date (as a same day condition subsequent) that the relevant Mortgage has been duly recorded on that Delivery Date as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.~~

~~(b)~~
~~Evidence that the Security Documents have been duly registered or recorded in such jurisdictions as the Facility Agent may require (including UCC filings in the United States of America) and that all notices of assignment required under or in connection with the relevant Security Documents have been served.~~

~~(c)~~	~~A duly executed original of a Letter of Undertaking from the Approved Brokers in a form acceptable to the Facility Agent.~~

~~(d)~~
~~A duly executed original of a Letter of Undertaking from any protection and indemnity club or war risks association through or with whom any obligatory insurances are placed or effected in a form acceptable to the Facility Agent.~~

~~2~~	~~Miscellaneous~~

~~Evidence that all legal fees have been paid within 30 days of the Drawdown Date.~~

SCHEDULE 3

REQUESTS PART A
DRAWDOWN REQUEST

From:	Scorpio Baron Shipping Company Limited
Scorpio Brilliance Shipping Company Limited

To:	DVB Bank SE Nordic Branch

Dated: [•] 2017

Dear Sirs

Scorpio Baron Shipping Company Limited and Scorpio Brilliance Shipping Company Limited – US$9,000,000 Facility Agreement dated [•] 2017 (the "Agreement")

1	We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

2	We wish to borrow the Advance on the following terms:

	Proposed Drawdown Date:	[•] (or, if that is not a Business Day, the next Business Day)

	Amount:	[•] or, if less, the Available Facility

	Interest Period:	[•]

3	[You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:

	Deductible Items	$

Arrangement Fee

Facility Agent's solicitors' fees inclusive of disbursements and VAT

[___________] legal opinion fees (if any)

	Net proceeds of Advance	_____________]

4
We confirm that each condition specified in Clause 4.1 (Conditions precedent to delivery of a Drawdown Request) and paragraph (a) of Clause Error! Reference source not found. (Error! Reference source not found.) is satisfied on the date of this Drawdown Request.

5	The [net] proceeds of this Advance should be credited to:

account number: [•]

name and SWIFT of account bank: [•]

name and SWIFT of US correspondent bank: [•]

6	This Drawdown Request is irrevocable. Yours faithfully

_______________________
[•]
authorised signatory for
Scorpio Baron Shipping Company Limited
Scorpio Brilliance Shipping Company Limited

PART B  SELECTION

NOTICE

From:	Scorpio Baron Shipping Company Limited
Scorpio Brilliance Shipping Company Limited

To:	DVB Bank SE Nordic Branch

Dated: [•] 2017

Dear Sirs

Scorpio Baron Shipping Company Limited and Scorpio Brilliance Shipping Company Limited – US$9,000,000 Facility Agreement dated [•] 2017 (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that, subject to paragraph (g) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [•].

3	This Selection Notice is irrevocable. Yours faithfully

_________________________
[•]
authorised signatory for
Scorpio Baron Shipping Company Limited
Scorpio Brilliance Shipping Company Limited

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	DVB Bank SE Nordic Branch as Facility Agent [and DVB Bank SE Nordic Branch as Security Agent]

From:

The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [•]

Dear Sirs

Scorpio Baron Shipping Company Limited and Scorpio Brilliance Shipping Company Limited – US$9,000,000 Facility Agreement dated [•] 2017 [•] (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4
[The New Lender hereby confirms that it has received a copy of each of the Security Documents which are governed by German law and which are account pledges, is aware of the contents of such account pledges and expressly consents to the declarations of the Security Agent made on behalf of the New Lender (as future pledgee) in such account pledges.]

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

7	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE Commitment/rights and obligations to

be transferred [insert relevant details]

[Facility Office address, fax number and attention details
for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Transfer Certificate is accepted by the Facility Agent [and the Security Agent] and the Transfer Date is confirmed as [•].

[Facility Agent]

By: [•]
[Security Agent]

By:]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:
DVB Bank SE Nordic Branch as Facility Agent, [DVB Bank SE Nordic Branch as Security Agent] and Scorpio Baron Shipping Company Limited and Scorpio Brilliance Shipping Company as Borrower, for and on behalf of each Transaction Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [•] 2017

Dear Sirs

Scorpio Baron Shipping Company Limited and Scorpio Brilliance Shipping Company Limited – US$9,000,000 Facility Agreement dated [•] 2017 (the "Agreement")

1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [•].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

7
[The New Lender hereby confirms that it has received a copy of each of the Security Documents which are governed by German law and which are account pledges, is aware of the contents of such account pledges and expressly consents to the declarations of the Security Agent made on behalf of the New Lender (as future pledgee) in such account pledges.]

8	This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or

Assignment Agreement to Borrower), to the Borrowers (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

9	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Assignment Agreement is accepted by the Facility Agent [and the Security Agent] and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

[By:

[Security Agent]

By:]

SCHEDULE 6

TIMETABLES

Delivery of a duly completed Drawdown Request (Clause 5.1 (Delivery of a Drawdown Request))	Two Business Days before the intended Drawdown Date (Clause 5.1 (Delivery of a Drawdown Request))

Delivery of a duly completed Selection Notice (Clause 9.1 (Selection of Interest Periods))	Five Business Days before the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))
Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	Two Business Days before the intended Drawdown Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

EXECUTION PAGES

BORROWERS

EXECUTED AS A DEED by Micha Withoft	)	/s/ Micha Withoft
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
SCORPIO BARON SHIPPING COMPANY LIMITED	)
in the presence of:	)

Witness' signature:/s/ Sebastian Sandtorv	)
Witness' name: Sebastian Sandtorv	)
Witness' address:	)
SCORPIO COMMERCIAL MANAGEMENT S.A.M.
Le Millenium
9, Boulevard Charless III
MC 98000 MONACO

EXECUTED AS A DEED by Micha Withoft	)	/s/ Micha Withoft
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
SCORPIO BRILLIANCE SHIPPING COMPANY LIMITED	)
in the presence of:	)

Witness' signature:/s/ Sebastian Sandtorv	)
Witness' name: Sebastian Sandtorv	)
Witness' address:	)
SCORPIO COMMERCIAL MANAGEMENT S.A.M.
Le Millenium
9, Boulevard Charless III
MC 98000 MONACO

ORIGINAL SHAREHOLDER

EXECUTED AS A DEED by Eleni Elpis Nassopoulou	)	/s/ Eleni Elpis Nassopoulou
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
SCORPIO OFFSHORE HOLDING INC.	)
in the presence of:	)

Witness' signature:/s/ Sebastian Sandtorv	)
Witness' name: Sebastian Sandtorv	)
Witness' address:	)
SCORPIO COMMERCIAL MANAGEMENT S.A.M.
Le Millenium
9, Boulevard Charless III
MC 98000 MONACO

REPLACEMENT SHAREHOLDER

EXECUTED AS A DEED by Eleni Elpis Nassopoulou	)	/s/ Eleni Elpis Nassopoulou
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
AHTS HOLDCO LIMTIED	)
in the presence of:	)

Witness' signature:/s/ Sebastian Sandtorv
Witness' name: Sebastian Sandtorv
Witness' address:
SCORPIO COMMERCIAL MANAGEMENT S.A.M.
Le Millenium
9, Boulevard Charless III
MC 98000 MONACO

THE FACILITY AGENT (ON BEHALF OF LENDERS)

EXECUTED AS A DEED by Tanpreet Rooprai	)	/s/ Tanpreet Rooprai
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
DVB BANK SE NORDIC BRANCH	)
in the presence of:	)

Witness' signature: /s/ Ella Vries	)
Witness' name: Ella Vries Trainee Solicitor	)
Witness' address:	)
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

THE FACILITY AGENT

EXECUTED AS A DEED by Tanpreet Rooprai	)	/s/ Tanpreet Rooprai
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
DVB BANK SE NORDIC BRANCH	)
in the presence of:	)

Witness' signature: /s/ Ella Vries	)
Witness' name: Ella Vries Trainee Solicitor	)
Witness' address:	)
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

THE SECURITY AGENT

EXECUTED AS A DEED by Tanpreet Rooprai	)	/s/ Tanpreet Rooprai
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
DVB BANK SE NORDIC BRANCH	)
in the presence of:	)

Witness' signature: /s/ Ella Vries	)
Witness' name: Ella Vries Trainee Solicitor	)
Witness' address:	)
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB